Exhibit 10.4

FIRST AMENDMENT

TO

TERM LOAN AGREEMENT

Dated as of April 30, 2012

among

ALEXANDRIA REAL ESTATE EQUITIES, INC. and

ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

as the Credit Parties

BANK OF AMERICA, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

with

JPMORGAN CHASE BANK, N.A.

and

CITIGROUP GLOBAL MARKETS INC.,

as Co-Syndication Agents,

ROYAL BANK OF CANADA

and

THE BANK OF NOVA SCOTIA,

as Co-Documentation Agents,

and

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Lead Book Runners

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT, dated as of  April 30, 2012 (this “Amendment”), is entered into among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Parent”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership (the “Operating Partnership” or a “Guarantor”); collectively, the Parent and the Operating Partnership may be referred to herein as the “Credit Parties”), certain lenders party to the Existing Term Loan Agreement described below (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Existing Term Loan Agreement described below.

W I T N E S S E T H:

WHEREAS, the Credit Parties, certain Subsidiaries of the Operating Partnership party thereto from time to time (collectively, the “Subsidiary Borrowers”), the Lenders party thereto and the Administrative Agent have entered into that certain Term Loan Agreement (as otherwise amended or modified, the “Existing Term Loan Agreement”), dated as of December 6, 2011 (such date, the “Original Effective Date”);

WHEREAS, pursuant to that certain letter dated as of February 29, 2012 from the Administrative Agent to the Parent, each of the Subsidiary Borrowers (as defined in the Existing Term Loan Agreement) was released from its obligations under the Existing Term Loan Agreement and the other Loan Documents (as defined in the Existing Term Loan Agreement) in accordance with Section 10.23 of the Existing Term Loan Agreement;

WHEREAS, the Credit Parties have, concurrent with the effectiveness of this Amendment entered into a $1.5 billion revolving credit facility (the “New Revolver”), which New Revolver is evidenced by (i) that certain Third Amended and Restated Credit Agreement dated as of April 30, 2012 (the “New Revolving Credit Agreement”), by and among the Parent, the Operating Partnership, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and (ii) the other Loan Documents (as such term is defined in the New Revolving Credit Agreement) relating thereto;

WHEREAS, the Credit Parties have requested that the Required Lenders agree to amend certain provisions of the Existing Term Loan Agreement to conform such provisions to corresponding provisions under the New Revolver and the New Revolving Credit Agreement, all as more particularly set forth herein; and

WHEREAS, subject to the terms and conditions herein, the Required Lenders have agreed to amend the Existing Term Loan Agreement, as more fully set forth below.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                    AMENDMENTS TO EXISTING TERM LOAN AGREEMENT

(a)                               Effective on the Amendment Effective Date (as defined below), the Existing Term Loan Agreement is hereby amended to read in the form attached hereto as Exhibit A (as so amended, the “Amended Term Loan Agreement”).

(b)                               Without limiting the foregoing, effective on the Amendment Effective Date, Schedule 5.17 annexed to the Existing Term Loan Agreement is hereby deleted in its entirety.

(c)                               Without limiting the foregoing, effective on the Amendment Effective Date, the form of Compliance Certificate attached as Exhibit D to the Existing Term Loan Agreement is hereby amended to read in the form attached hereto as Exhibit B.

2.                                    EFFECTIVENESS

This Amendment shall become effective on the day (the “Amendment Effective Date”) on which each of the following conditions precedent has been satisfied:

(a)                               Amendment.  Receipt by the Administrative Agent of executed counterparts of this Amendment, duly executed by each Credit Party, the Administrative Agent and the Required Lenders.

(b)                               Resolutions, Etc.  Receipt by the Administrative Agent of (i) such resolutions or other action, incumbency certificates of Responsible Officers of each Credit Party, as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and (ii) certified copies of the Organization Documents of each Credit Party.

(c)                               Good Standing.  Receipt by the Administrative Agent of evidence that each Credit Party is validly existing and in good standing in its jurisdiction of organization.

(d)                               Officer’s Certificate.  Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower stating that (i) no Default or Event of Default exists as of the Amendment Effective Date, either before or immediately after giving effect to this Amendment and (ii) the representations and warranties contained in Article V of the Existing Term Loan Agreement and the other Loan Documents are true and correct in all material respects, on and as of the Amendment Effective Date, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case, they are true and correct in all material respects as of such earlier date, and (B) that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Existing Term Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Existing Term Loan Agreement.

(e)                               Fees and Expenses.  Receipt by the Administrative Agent of reimbursement of any expenses of the Administrative Agent and the lead arrangers incurred in connection with this Amendment required to be reimbursed by the Credit Parties on the Amendment Effective Date, to the extent invoiced prior to the Amendment Effective Date.

(f)                                 Opinions of Counsel.  Receipt by the Administrative Agent of favorable opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, dated as of the Amendment Effective Date.

3.                                    MISCELLANEOUS

(a)                               Ratification of Loan Documents.

(i)                                   The term “Agreement” as used in each of the Loan Documents shall, as of and following the Amendment Effective Date, mean the Existing Term Loan Agreement as amended and modified by this Amendment to read in the form of the Amended Term Loan Agreement attached as Exhibit A.

(ii)                               Each Credit Party acknowledges and consents to the modifications set forth herein (and as reflected in the form of the Amended Term Loan Agreement attached as Exhibit A) and agrees that this Amendment does not impair, reduce or limit any of its respective obligations under the Loan Documents and that, after the date hereof, this Amendment shall constitute a Loan Document.

(iii)                           The Existing Term Loan Agreement and each other Loan Document, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(iv)                           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or as provided in the exhibits hereto, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(v)                               This Amendment shall not extinguish the obligations for the payment of money outstanding under the Existing Term Loan Agreement or the Amended Term Loan Agreement.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Term Loan Agreement, which shall remain in full force and effect, except to any extent modified hereby or as provided in the exhibits hereto.  Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Credit Parties from the Loan Documents.

(b)                               Authority/Enforceability.  The Credit Parties represent and warrant to the Administrative Agent as follows:

(i)                                   They have taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)                                This Amendment has been duly executed and delivered by the Credit Parties and constitute the Credit Parties’ legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)                             The execution and delivery of this Amendment does not (A) violate, contravene or conflict with any provision of their Organization Documents or (B) materially violate, contravene or conflict with any Law applicable to them.

(c)                             Counterparts/Telecopy.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of executed counterparts of this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original shall be delivered if requested by the Administrative Agent.

(d)                              Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(e)                               Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(f)                              Loan Documents Executed Prior to the Amendment Effective Date.  The parties hereto acknowledge and agree that each of the Loan Documents (including without limitation each of the Notes) executed as of the Original Effective Date, or at any time prior to the Amendment Effective Date, by the Operating Partnership in its capacity as a “Borrower” (as such term is defined in the Existing Term Loan Agreement) shall be deemed to have been executed by the Operating Partnership as of such date in its capacity as a “Guarantor” (as such term is defined in the Amended Term Loan Agreement), and that no such Loan Document shall be required to be executed or re-executed by the Operating Partnership in connection with this Amendment.

(g)                              Compliance with Financial Covenants for Fiscal Quarter Ended March 31, 2012.  Notwithstanding any provision in the Existing Term Loan Agreement to the contrary, the parties hereto acknowledge and agree that the Compliance Certificate to be delivered by the Borrower pursuant to Section 6.02(a) of the Agreement for the fiscal quarter ended March 31, 2012 shall be in the form attached hereto as Exhibit B and shall prepared in accordance with, and shall demonstrate compliance with the financial and other applicable covenants set forth in, the Amended Term Loan Agreement, as if such Amended Term Loan Agreement was in effect as of such fiscal quarter end date.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Term Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:	/s/ Dean A. Shigenaga
	Name:	Dean A. Shigenaga
	Title:	Chief Financial Officer

ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership

By:	ARE-QRS Corp., a Maryland corporation,
general partner

	By:	/s/ Dean A. Shigenaga
	Name:	Dean A. Shigenaga
	Title:	Chief Financial Officer

FIRST AMENDMENT TO TERM LOAN AGREEMENT

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

	By:	/s/ Henry Pennell
	Name:	Henry Pennell
	Title:	Vice President

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

LENDERS:

BANK OF AMERICA, N.A.

	By:	/s/ James P. Johnson
	Name:	James P. Johnson
	Title:	Senior Vice President

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

JPMORGAN CHASE BANK, N.A.

By:	/s/ Brendan M. Poe
Name:	Brendan M. Poe
Title:	Executive Director

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

CITIBANK, N.A.

By:	/s/ John Rowland
Name:	John Rowland
Title:	Vice President

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

ROYAL BANK OF CANADA

By:	/s/ G. David Cole
Name:	G. David Cole
Title:	Authorized Signatory

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

REGIONS BANK

By:	/s/ Michael R. Mellott
Name:	Michael R. Mellott
Title:	Director

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

PNC BANK NATIONAL ASSOCIATION

By:	/s/ Tyler Lowry
Name:	Tyler Lowry
Title:	Vice President

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

THE BANK OF NOVA SCOTIA

By:	/s/ Christopher Usas
Name:	Christopher Usas
Title:	Director

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Director

By:	/s/ Viupl Dhadda
Name:	Vipul Dhadda
Title:	Associate

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

BARCLAYS BANK PLC

By:	/s/ Noam Azachi
Name:	Noam Azachi
Title:	Assistant Vice President

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Ahaz A. Armstrong
Name:	Ahaz A. Armstrong
Title:	Assistant Vice President

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Director

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

CHANG HWA COMMERCIAL BANK LTD., LOS ANGELES BRANCH

By:	/s/ Chu-I Hung
Name:	Chu-I Hung
Title:	VP & General Manager

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

CITY NATIONAL BANK

By:	/s/ Robert Besser
Name:	Robert Besser
Title:	Senior Vice President

ALEXANDRIA REAL ESTATE EQUITIES, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

APRIL 2012

EXHIBIT A

Amended Term Loan Agreement

(attached)

EXHIBIT A TO FIRST AMENDMENT

TO TERM LOAN AGREEMENT

TERM LOAN AGREEMENT

Dated as of December 6, 2011

among

ALEXANDRIA REAL ESTATE EQUITIES, INC.,

as the Borrower,

ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

as a Guarantor,

BANK OF AMERICA, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

with

JPMORGAN CHASE BANK, N.A.

and

CITIGROUP GLOBAL MARKETS INC.,

as Co-Syndication Agents,

ROYAL BANK OF CANADA

and

THE BANK OF NOVA SCOTIA,

as Co-Documentation Agents,

and

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Lead Book Runners

i

5.10	Insurance	44
5.11	Taxes	44
5.12	ERISA Compliance	44
5.13	Margin Regulations; Investment Company Act; REIT Status	45
5.14	Disclosure	45
5.15	Compliance with Laws	46
5.16	Intellectual Property; Licenses, Etc.	46
5.17	[Reserved]	46
5.19	[Reserved]	46
5.20	Solvency	46
ARTICLE VI AFFIRMATIVE COVENANTS		46
6.01	Financial Statements	47
6.02	Certificates; Other Information	47
6.03	Payment of Obligations	49
6.04	Preservation of Existence, Etc.	49
6.05	Maintenance of Properties	49
6.06	Maintenance of Insurance	49
6.07	Compliance with Laws	50
6.08	Books and Records	50
6.09	Inspection Rights	50
6.10	Use of Proceeds	50
ARTICLE VII NEGATIVE COVENANTS		50
7.01	Liens	51
7.02	Investments	52
7.03	Fundamental Changes	53
7.04	Restricted Payments	54
7.05	Change in Nature of Business	54
7.06	Transactions with Affiliates	54
7.07	Burdensome Agreements	55
7.08	[Reserved]	55
7.09	Financial Covenants	55
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		56
8.01	Events of Default	56
8.02	Remedies Upon Event of Default	57
8.03	Application of Funds	58
ARTICLE IX ADMINISTRATIVE AGENT		58
9.01	Appointment and Authority	58
9.02	Rights as a Lender	59
9.03	Exculpatory Provisions	59
9.04	Reliance by Administrative Agent	60
9.05	Delegation of Duties	60
9.06	Successor Administrative Agent	60
9.07	Non-Reliance on Administrative Agent and Other Lenders	61
9.08	No Other Duties, Etc.	61
9.09	Administrative Agent May File Proofs of Claim	61
9.10	Collateral and Borrower Matters	62

9.11	No Obligations of Credit Parties	62
ARTICLE X MISCELLANEOUS		63
10.01	Amendments, Etc.	63
10.02	Notices; Effectiveness; Electronic Communication	64
10.03	No Waiver; Cumulative Remedies	65
10.04	Expenses; Indemnity; Damage Waiver	66
10.05	Payments Set Aside	67
10.06	Successors and Assigns	67
10.07	Treatment of Certain Information; Confidentiality	71
10.08	Right of Setoff	73
10.09	Interest Rate Limitation	73
10.10	Counterparts; Integration; Effectiveness	74
10.11	Survival of Representations and Warranties	74
10.12	Severability	74
10.13	Replacement of Lenders	74
10.14	Governing Law; Jurisdiction; Etc.	75
10.15	Waiver of Jury Trial	76
10.16	USA PATRIOT Act Notice	76
10.17	[Reserved]	77
10.18	ENTIRE AGREEMENT	77
10.19	[Reserved]	77
10.20	Release of a Guarantor	77
10.21	No Advisory or Fiduciary Responsibility	77
ARTICLE XI GUARANTY		78
11.01	The Guaranty	78
11.02	Obligations Unconditional	78
11.03	Reinstatement	79
11.04	Certain Additional Waivers	79
11.05	Remedies	80
11.06	Rights of Contribution	80
11.07	Guarantee of Payment; Continuing Guarantee	80
11.08	Additional Guarantors	80

SCHEDULES

1.01	Tech Square
2.01	Commitments and Applicable Percentages
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Reserved
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F	Joinder Agreement
G	Lender Joinder Agreement

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT is entered into as of December 6, 2011, among Alexandria Real Estate Equities, Inc., a Maryland corporation (“Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership (“Operating Partnership”), the other guarantors (if any) that from time to time become party hereto pursuant to Section 11.08 (collectively, together with Operating Partnership, the “Guarantors”); each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”); and Bank of America, N.A., as Administrative Agent, with reference to the following Recitals:

RECITALS

WHEREAS, the Borrower has requested that the Lenders provide a term loan credit facility in an initial amount of $600,000,000 for the purposes described herein; and

WHEREAS, the Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business or division of, or any other property of, another Person or (b) at least a majority of the voting Equity Interests of another Person, in each case whether or not involving a merger or consolidation with such other Person.

“Act” has the meaning set forth in Section 10.16.

“Adjusted EBITDA” means, for any period of determination and without duplication, an amount equal to (a) EBITDA of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus (b) the Capital Improvement Reserve for the Real Property of the Borrower and its Subsidiaries, minus (c) (without duplication to the extent already deducted in the calculation of EBITDA) any Minority Interest’s share of the EBITDA of Borrower and its Subsidiaries for such period.

“Adjusted Interest Expense” means, with respect to any Person as of the last day of any fiscal period and without duplication, an amount equal to Interest Expense less any financing fees to the extent amortized and any amortization thereof (including fees payable under a Swap Contract), prepayment penalties, cost or expense associated with the early extinguishment of Indebtedness or deferred financing costs.

“Adjusted NOI” means, for any period and with respect to a Revenue-Producing Property, an amount equal to (a) NOI of that Revenue-Producing Property, minus (b) the Capital Improvement Reserve for such Revenue-Producing Property, minus (c) any Minority Interest’s share of the NOI of that

Revenue-Producing Property; provided that for purposes of calculating Adjusted NOI, any Revenue-Producing Property that has a negative Adjusted NOI for the period shall be deemed to have an Adjusted NOI of zero.

“Adjusted Tangible Assets” means, as of any date of determination, without duplication, an amount equal to (a) Total Assets of Borrower and its Subsidiaries as of that date, minus (b) Intangible Assets of Borrower and its Subsidiaries as of that date, plus (c) any Minority Interest’s share of Intangible Assets minus (d) any Minority Interest’s share of Total Assets as of that date.

“Adjusted Total Indebtedness” means, as of any date of determination, without duplication, an amount equal to (a) the aggregate Total Indebtedness of the Borrower and its Subsidiaries as of such date of determination, minus (b) Excluded Indebtedness; provided, in no event shall such Excluded Indebtedness exceed an amount equal to (i) cash and Cash Equivalents of the Borrower and its Subsidiaries that are not subject to pledge, lien or control agreement (excluding statutory liens or rights of set-off in favor of any depositary bank or institution where such cash or Cash Equivalents are maintained) minus (ii) $35,000,000 (it being agreed that Excluded Indebtedness shall in no event be deemed a negative number).

“Adjusted Unencumbered Asset Value” means, as of any date of determination, (a) the Unencumbered Asset Value minus (b) any value attributable to Qualified Land and Qualified Development Assets in excess of 35% of the Unencumbered Asset Value minus (c) any value attributable to Qualified Revenue-Producing Properties, Qualified Land, Qualified Development Assets and Qualified Joint Ventures that are located outside the United States or Canada in excess of 30% of the Unencumbered Asset Value.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Term Loan Agreement, as it may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time.

“Applicable Percentage” means, with respect to any Lender at any time, the following percentages (carried out to the ninth decimal place), as of the date of determination:

(a)                               with respect to a Lender’s right to receive payments of interest, fees, and principal with respect to Loans made by such Lender, the percentage obtained by dividing (i) the aggregate outstanding principal amount of such Lender’s Loans by (ii) the Loan Amount; and

(b)                               the Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, or in the records of the Administrative Agent, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating	Applicable Rate for Eurodollar Rate Loans	Applicable Rate for Base Rate Loans
1	> A / A2	1.05%	0.05%
2	A- / A3	1.15%	0.15%
3	BBB+ / Baal	1.25%	0.25%
4	BBB / Baa2	1.50%	0.50%
5	BBB- / Baa3	1.85%	0.85%
6	Unrated or <BBB- / Baa3	2.30%	1.30%

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vii).  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating (including as a result of the initial public announcement of credit ratings with respect to Borrower’s long-term unsecured debt by at least one of the Rating Agencies) shall be effective during the period commencing on the date of the public announcement thereof and ending on the day immediately preceding the effective date of the next such change.

“Appraised Value” means, as of any date of determination, without duplication, with respect to any Real Property, the appraised value (if any) thereof based on its unimproved as-is basis determined pursuant to an appraisal prepared by an M.A.I. certified appraisal and otherwise reasonably satisfactory to Administrative Agent (it being understood and agreed that in no event shall the Borrower (or any applicable Subsidiary) be required to deliver updated appraisals more frequently than once during any 24-month period).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (or one of its Affiliates), in their capacities as joint lead arrangers and joint lead bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Qualifications” means, for any Real Property, the following criteria:

(a)                                   to the best of Borrower’s knowledge and belief, such Real Property is in good repair and condition, subject to ordinary wear and tear, and does not have any title, survey, environmental or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such Real Property (it being understood and agreed that construction and redevelopment in the ordinary course do not constitute a material adverse effect on the value, use of or ability to sell or refinance such Real Property);

(b)                                   such Real Property is Unencumbered;

(c)                                   such Real Property is either (i) owned in fee simple absolute (or, in the case of Qualified Development Assets and Qualified Revenue-Producing Properties, through ownership of a condominium unit) or (ii) occupied by means of a leasehold interest or similar arrangement providing the right to occupy Real Property pursuant to a Mortgageable Ground Lease;

(d)                                   such Real Property is owned or leased by (i) the Borrower, (ii) a Guarantor or (iii) a Subsidiary of the Borrower (other than an Obligor Subsidiary); and

(e)                                   such Real Property is located in the United States, Canada, Scotland, the United Kingdom, Germany, Austria, France, Switzerland, the Netherlands, Belgium, Sweden, Denmark, Norway, Finland, Ireland or Japan.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrower Materials” has the meaning set forth in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Lenders pursuant to Section 2.01 or pursuant to the terms of Section 2.15.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Improvement Reserve” means, with respect to any Real Property now or hereafter owned by the Borrower or its Subsidiaries, an amount equal to twenty cents ($.20) multiplied by the Net Rentable Area of the Real Property.

“Capital Lease Obligations” means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capitalization Rate” means 7.25%.

“Cash” means money, currency or a credit balance in any demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Cash Equivalents” means:

(a)                               securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than one year from the date of acquisition;

(b)                               certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers’ acceptances, having in each case a term of not more than one year, issued by Administrative Agent or any Lender, or by any U.S. commercial bank (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated (at the time of acquisition thereof) at least A-1 by S&P and P-1 by Moody’s;

(c)                               demand deposits on deposit in accounts maintained at commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

(d)                               commercial paper of an issuer rated (at the time of acquisition thereof) at least A-2 by S&P or P-2 by Moody’s and in either case having a term of not more than one year; and

(e)                               money market mutual or similar funds that invest primarily in assets satisfying the requirements of clauses (a) through (d) of this definition.

“Cash Interest Expense” means Adjusted Interest Expense of a Person that is paid or currently payable in Cash.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption, or taking effect of any law, rule, regulation, guideline, decision, directive or treaty, (b) any change in any law, rule, regulation, directive, guideline, decision, or treaty or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline, law, rule, treaty or directive (whether or not having the force of law) by any Governmental Authority; provided that for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines, and directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have gone into effect and been adopted after the date of this Agreement.

“Change of Control” means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d 3(a)(l) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 40% or more of the outstanding voting Common Stock, or (b) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower pursuant Section 2.01 (or any commitment to provide any additional Loans pursuant to Section 2.15), in an aggregate principal amount on the Closing Date not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 hereto or the amount set forth in the Assignment and Assumption or the Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Common Stock” means the common stock of the Borrower.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Confidential Information” means (a) all of the terms, covenants, conditions or agreements set forth in any letters of intent or in this Agreement or any amendments hereto and any related agreements of whatever nature, (b) the information and reports provided in compliance with the terms of this Agreement, (c) any and all information provided, disclosed or otherwise made available to the Administrative Agent and the Lenders including, without limitation, any and all plans, maps, studies (including market studies), reports or other data, operating expense information, as-built plans, specifications, site plans, drawings, notes, analyses, compilations, or other documents or materials relating to the properties or their condition or use, whether prepared by the Borrower or others, which use, or reflect, or that are based on, derived from, or are in any way related to the foregoing, and (d) any and all other information of the Borrower or any of its Subsidiaries that the Administrative Agent or any Lender may have access to including, without limitation, ideas, samples, media, techniques, sketches, specifications, designs, plans, forecasts, financial information, technical information, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, financial models and databases, software programs, software source documents, manuals, documents, properties, names of tenants or potential tenants, vendors, suppliers, distributors and consultants, and formulae related to the current, future, and proposed products and services of the Borrower or any of its Subsidiaries or tenants or potential tenants (including, without limitation, information concerning research, experimental work, development, design details and specifications, engineering, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, clients, business and contractual relationships, business forecasts, and sales and marketing plans).  Confidential Information may be disclosed or accessible to the Administrative Agent and the Lenders as embodied within tangible material (such as documents, drawings, pictures, graphics, software, hardware, graphs, charts, or disks), orally, or visually.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Borrower or any Guarantor and “Credit Parties” means, collectively, the Borrower and the Guarantors.

“Debt Rating” means, as of any date of determination, the higher of the credit ratings then assigned to Borrower’s long-term senior unsecured debt by either of the Rating Agencies.  For purposes of the foregoing, a credit rating of BBB- from S&P is equivalent to a credit rating of Baa3 from Moody’s and vice versa.  A credit rating of BBB from S&P is equivalent to a credit rating of Baa2 from Moody’s and vice versa.  It is the intention of the parties that if Borrower shall only obtain a Debt Rating from one of the Rating Agencies without seeking a credit rating from the other of the Rating Agencies, the Borrower shall be entitled to the benefit of the Pricing Level for such credit rating.  If Borrower obtains a Debt Rating from both of the Rating Agencies, the higher of the two ratings shall control, provided that the lower rating is only one level below that of the higher rating.  If, however, the lower rating is more than one level below that of the higher Debt Rating, the Pricing Level that is one level higher than the lower Debt Rating shall apply.  If the Borrower has only one Investment Grade Rating, then that Debt Rating shall apply.  If Borrower obtains a Debt Rating from both of the Rating Agencies and thereafter loses such rating from one of the Rating Agencies, the Borrower shall be deemed to not have a Debt Rating from such Rating Agency.  At any time, if either of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Credit Parties and the Administrative Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency being replaced), and pending such amendment, the Debt Rating of the other of the Rating Agencies, if one has been provided, shall continue to apply.  Notwithstanding the foregoing, until such time as credit ratings are assigned to Borrower’s long-term unsecured debt by at least one of the Rating Agencies, “Debt Rating” shall mean the higher of Borrower’s long-term corporate issuer rating assigned by either of the Rating Agencies.

“Debt Service” means, for any period with respect to a Person’s Indebtedness, the sum of all Interest Charges and regularly scheduled principal payments due and payable during such period, excluding any balloon payments due upon maturity of the Indebtedness, refinancing of the Indebtedness or repayments thereof in connection with asset sales; provided that Debt Service shall not include any Minority Interest’s share of any of the foregoing.  Debt Service shall include the portion of rent payable by a Person during such period under Capital Lease Obligations that should be treated as principal in accordance with GAAP but shall exclude Interest Charges related to committed construction loans.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement,

receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as reasonably determined by the Administrative Agent (with notice to the Borrower of such determination), has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Development Investments” means, as of any date of determination, direct or indirect investments in Real Property which, as of such date, is the subject of ground-up development to be used principally for office, laboratory, research, health sciences, technology, manufacturing or warehouse purposes and related real property (and appurtenant amenities); provided, that, such Real Property or any portion thereof will only constitute a Development Investment from the date construction has commenced thereon until the date on which the Real Property and applicable improvements receive a final certificate of occupancy or equivalent certification allowing legal occupancy for its intended purpose.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and dispositions due to casualty or condemnation) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Documentation Agents” means Royal Bank of Canada and The Bank of Nova Scotia, each in its capacity as co-documentation agent.

“Dollar” and “$”mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EBITDA” means, with respect to any Person (or any asset of a Person) for any fiscal period and without double counting, the sum of (a) the Net Income of such Person (or attributable to assets of the Person) for that period, plus (b) the following to the extent deducted in calculating Net Income of such Person (i) any non-recurring loss, plus (ii) Interest Expense for that period, plus (iii) the aggregate amount of federal and state taxes on or measured by income of such Person for that period (whether or not payable during that period), plus (iv) depreciation, amortization and all other non-cash expenses (including non-cash officer compensation and any write-down of goodwill pursuant to GAAP) of such Person for that period, in each case as determined in accordance with GAAP, plus (v) transaction costs and expenses in connection with any merger or acquisition (whether or not consummated) not permitted to be capitalized pursuant to GAAP, plus (vi) severance and restructuring charges plus (vii) charges related to the early extinguishment of Indebtedness minus (c) any non-operating, non-recurring gain to the extent included in calculating Net Income of such Person (or attributable to assets of such Person).

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (on behalf of the Credit Parties) (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions governing pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement by the Borrower or any of its Subsidiaries pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Offering” means the issuance and sale by the Borrower or the Operating Partnership of any equity securities.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA to the extent that such determination could reasonably be expected to give rise to a Material Adverse Effect; or (h) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a)                               means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London interbank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b)                               for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Proceeds” means the net issuance proceeds from Equity Offerings, which the Borrower has designated or otherwise stated that it intends to use to make Restricted Payments on account of then existing Preferred Equity.

“Excluded Indebtedness” means, as of any date of determination, the aggregate principal amount of any Indebtedness of the Borrower and its Subsidiaries included in the definition of Total Indebtedness, as of such date of determination, either (a) which by its terms matures within twenty-four (24) months after such date of determination or (b) as to which the Borrower or any Subsidiary has the right to convert or any holder of such Indebtedness has the right to put or convert such Indebtedness within twenty-four (24) months after such date of determination.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (or any Person whose net income is measured with reference to it) (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, or in which it is doing business, or in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) other than with respect to an assignee pursuant to a request by the Borrower under Section 10.13, any United States Federal withholding tax that is imposed on amounts payable to such Person at the time such Person becomes a party hereto (or designates a new Lending Office) or is attributable to such Person’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Person (or its assignor, if any) was entitled, at the time of its appointment or designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a) and (d) any United States Federal withholding tax imposed by reason of a Lender’s failure to comply with the requirements of Sections 1471 through 1474 of the Code or any applicable Treasury regulations promulgated thereunder, or any official interpretations thereof.

“Existing Maturity Date” has the meaning set forth in Section 2.14(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means each letter agreement dated on or about November 9, 2011 executed and delivered by the Borrower and to which any of the Arrangers and/or the Administrative Agent are party, as the same may be amended from time to time.

“Fixed Charge Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio obtained by dividing (a) Adjusted EBITDA for the period consisting of that fiscal quarter and the three immediately preceding fiscal quarters by (b) an amount equal to (i) Debt Service of the Borrower and its Subsidiaries for such period, plus (ii) all Preferred Distributions (other than redemptions) of the Borrower and its Subsidiaries during such period.

“Foreign Lender” means any Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, with respect to any fiscal period and without double counting, an amount equal to the Net Income (or deficit) of the Borrower and its Subsidiaries for that period computed on a consolidated basis in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that Funds From Operations shall exclude one-time or non-recurring charges and impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis.  Funds From Operations shall be reported in accordance with the NAREIT Policy Bulletin dated April 5, 2002, as amended, restated, supplemented or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision or instrumentality thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means the Operating Partnership and, if requested by the Borrower, any other Wholly-Owned Domestic Subsidiary of the Borrower who becomes a Guarantor pursuant to Section 11.08.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated under any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                               all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                               all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties;

(c)                               net obligations of such Person under any Swap Contract;

(d)                               all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)                               indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                 Capital Lease Obligations; and

(g)                               all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, (i) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or is otherwise liable for such Indebtedness, except to the extent such Indebtedness is expressly made non-recourse to such Person and (ii) Indebtedness shall not include any Minority Interest’s share of any of the foregoing.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any Capital Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Intangible Assets” means the value of all assets of a Person and its Subsidiaries (without duplication), determined on a consolidated basis in accordance with GAAP, that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Charges” means, as of the last day of any fiscal period and without double counting, the sum of (a) Cash Interest Expense of a Person, plus (b) all interest currently payable in Cash by a Person which is incurred during that fiscal period and capitalized under GAAP, minus (c) any Minority Interest’s share of Cash Interest Expense.

“Interest Expense” means, with respect to any Person as of the last day of any fiscal period and without duplication, an amount equal to (a) all interest, fees, charges and related expenses paid or payable

(without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations, minus (or plus, as applicable) (c) amounts received (or paid) under Swap Contracts plus (d) all other amounts considered to be “interest expense” under GAAP.

“Interest Payment Date” means the fifth (5th) calendar day of each month; provided that if the fifth (5th) calendar day of any month falls on a day other than a Business Day, then the Interest Payment Date shall be the immediately succeeding Business Day or, if any such date would be after the Maturity Date, the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or, in the case of any Eurodollar Rate Loan, converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in the applicable Loan Notice, as the case may be; provided that:

(i)                                   any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                             no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but reduced by any amounts received in respect of such Investment which constitute capital distributions, principal, sale proceeds or otherwise in respect thereof.

“Investment Grade Rating” means a Debt Rating of BBB- or better from S&P or a Debt Rating of Baa3 or better from Moody’s.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a joinder agreement substantially in the form attached hereto as Exhibit F.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph.

“Lender Joinder Agreement” means a lender joinder agreement substantially in the form attached hereto as Exhibit G.

“Lender Party” has the meaning set forth in Section 10.07.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio (expressed as a percentage) obtained by dividing (a) Adjusted Total Indebtedness as of such date by (b) (i) the Adjusted Tangible Assets as of such date minus (ii) the amount of Excluded Indebtedness deducted in connection with the determination of Adjusted Total Indebtedness as of such date.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest).

“Loan” means a term loan of any Type made to the Borrower by the Lenders pursuant to Section 2.01 or Section 2.15.

“Loan Amount” means, at any time, the aggregate principal amount of the Loans then outstanding, which on the Closing Date is equal to $600,000,000.

“Loan Documents” means this Agreement, each Note, each Fee Letter and any other instrument, document or agreement from time to time delivered by a Credit Party in connection with this Agreement.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Material Acquisition” means an Acquisition by the Borrower or any of its Subsidiaries in which the value of the assets acquired in such Acquisition exceeds five per cent (5%) of Total Assets of the Borrower and its Subsidiaries (after giving effect to such Acquisition).

“Material Adverse Effect” means any set of circumstances or events which (a) has had or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document (other than as a result of any action or inaction of the Administrative Agent or any Lender), (b) has been or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of the Borrower and its Subsidiaries on a consolidated basis or (c) has materially impaired or could reasonably be expected to materially impair the ability of the Credit Parties to perform the Obligations.

“Material Unsecured Indebtedness” means outstanding third party unsecured borrowed money Indebtedness (including guaranties thereof), in a principal amount equal to or greater than $25,000,000.

“Maturity Date” means the later of (a) January 31, 2016, and (b) if the Existing Maturity Date is extended pursuant to Section 2.14, such extended Maturity Date as determined pursuant to such Section 2.14.

“Maximum Rate” has the meaning set forth in Section 10.09.

“Minimum Book Value” means, as of any date of determination, without duplication, the sum of: (a) all consolidated assets of the Borrower and its Subsidiaries as of that date, plus (b) the Borrower’s and its Subsidiaries’ minority interest in unconsolidated assets as of that date, minus (i) Intangible Assets of the Borrower and its Subsidiaries and (ii) Total Liabilities of Borrower and its Subsidiaries as of that date.

“Minority Interest” means, with respect to any non-Wholly-Owned Subsidiary, direct or indirect, of the Borrower, any ownership interest of a third party in such Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgageable Ground Lease” means on any date of determination, a lease or similar arrangement providing the right to occupy Real Property (a) which is granted by the fee owner of Real Property, (b) which has a remaining term (calculated only once on the Closing Date or the date the Real Property subject to such lease becomes a Qualified Asset Pool Property) of not less than twenty-five (25) years, including extension options exercisable solely at the discretion of the Borrower or any applicable Subsidiary, (c) under which no material default has occurred and is continuing and (d) with respect to which a security interest may be granted (i) without the consent of the lessor or (ii) pursuant to the consent of the lessor, which consent has been granted.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Negative Pledge” means a Contractual Obligation that contains a covenant binding on the Borrower and its Subsidiaries that prohibits Liens on any of their Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Lien which affects only the property that is the subject of such Lien and (b) any such covenant that does not apply to Liens which may secure the Obligations now or in the future.

“Net Income” means, for any period and for any Person, the net income of the Person for that period, determined in accordance with GAAP; provided that there shall be excluded therefrom the net amount of any real estate gains or losses.

“Net Rentable Area” means with respect to any Real Property, the floor area of any buildings, structures or improvements available for leasing to tenants (excluding storage lockers and parking spaces) determined in accordance with the Borrower’s or its applicable Subsidiary’s rent roll for such Real

Property, the manner of such determination shall be consistently applied for all Real Property, unless otherwise approved by the Administrative Agent.

“NOI” means, with respect to any Revenue-Producing Property and with respect to any fiscal period, the sum of (a) the net income of that Revenue-Producing Property for that period, plus (b) Interest Expense of that Revenue-Producing Property for that period, plus (c) the aggregate amount of federal and state taxes on or measured by income of that Revenue-Producing Property for that period (whether or not payable during that period), plus (d) depreciation, amortization and all other non-cash expenses of that Revenue-Producing Property for that period, in each case as determined in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness of any Person for which the liability of such Person (except with respect to fraud, Environmental Laws liability, misapplication of funds, bankruptcy, transfer of collateral in violation of the applicable loan documents, failure to obtain consent for subordinate financing in violation of the applicable loan documents and other exceptions customary in like transactions at the time of the incurrence of such Indebtedness) either is contractually limited to collateral securing such Indebtedness or is so limited by operation of Laws.

“Note” means a promissory note made by the Borrower in favor of, and payable to the order of, a Lender evidencing that portion of the Loan made by such Lender substantially in the form of Exhibit C.  A Note shall be executed by the Borrower in favor of each Lender requesting such Note.

“Obligations” means all advances to, and debts, liabilities, obligations of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligor Subsidiary” means any Subsidiary (other than the Operating Partnership) that is not a Guarantor but is obligated with respect to any Material Unsecured Indebtedness.

“Obligor Subsidiary Debt” means third party unsecured borrowed money Indebtedness (including guaranties) of any Obligor Subsidiary.

“Operating Partnership” has the meaning set forth in the introductory paragraph.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document; provided, however, that “Other Taxes” shall not include such amounts to the extent imposed as a result of any transfer by any Lender or the Administrative Agent of any interest in or under any Loan Document.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) including a multiple employer plan but not including a Multiemployer Plan; that is maintained or is contributed to by the Borrower or its Subsidiaries and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Purposes” has the meaning set forth in Section 10.07(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(2) of ERISA) established by the Borrower, or with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.02.

“Preferred Distributions” means for any period, the amount of any and all Restricted Payments due and payable in cash by the Borrower or any of its Subsidiaries during such period to the holders of Preferred Equity but shall not include any Minority Interest’s share of any such Restricted Payments.

“Preferred Equity” means any form of preferred stock (whether perpetual, convertible or otherwise) or other ownership or beneficial interest in the Borrower or any of its Subsidiaries that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, assets or other payments over the holders of any other stock or other ownership or beneficial interest in such Person.

“Property” means all assets of the Borrower and its Subsidiaries, whether real property or personal property.

“Public Lender” has the meaning set forth in Section 6.02.

“Qualified Asset Pool Property” means Qualified Land, Qualified Revenue-Producing Property, Qualified Development Assets and Qualified Joint Venture Property.

“Qualified Development Asset” means a Real Property that:

(a)                            satisfies the Base Qualifications;

(b)                            constitutes a Development Investment; and

(c)                            does not otherwise constitute a Qualified Revenue-Producing Property or Qualified Land.

“Qualified Joint Venture Property” means a Real Property, owned and controlled by a direct or indirect non-wholly-owned subsidiary of the Borrower, that is any of a Qualified Revenue-Producing Property, Qualified Land and/or a Qualified Development Asset.  For purposes of this definition “controlled” means exclusive control of any disposition, refinancing and operating activity without the consent of any other party (other than (i) the Borrower or (ii) any of its Subsidiaries, as long as such Subsidiary does not need the consent of any minority equity holder thereof to consent to any disposition, refinancing or operating activity).  Notwithstanding the foregoing, the Tech Square Project shall be deemed a Qualified Joint Venture Property so long as it meets the criteria set forth above other than those matters set forth on Schedule 1.01.

“Qualified Land” means, as of any date of determination, without duplication, Real Property that:

(a)                            satisfies the Base Qualifications;

(b)                            is entitled; and

(c)                            does not otherwise constitute a Qualified Revenue-Producing Property or Qualified Development Asset.

“Qualified Revenue-Producing Property” means a Revenue-Producing Property that:

(a)                            satisfies the Base Qualifications;

(b)                            is occupied or available for occupancy (subject to final tenant improvements); and

(c)                            does not otherwise constitute a Qualified Development Asset or Qualified Land.

“Rating Agencies” means (a) S&P and (b) Moody’s.

“Real Property” means, as of any date of determination, real property (together with the underlying real property interests and appurtenant real property rights) then owned, leased or occupied by any Credit Party or any of its Subsidiaries.

“Register” has the meaning specified in Section 10.06(c).

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of the Loan Amount.  The outstanding Loans held, or deemed held, by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means, (a) with respect to delivery of executed copies of this Agreement or any Compliance Certificate, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or any executive vice president of the applicable Credit Party (or the partner or member or manager, as applicable) and (b) for all other purposes, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, secretary, assistant secretary or any executive vice president of the applicable Credit Party (or the partner or member or manager, as applicable).  Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payment” means, with respect to any equity interest or any warrant or option to purchase an equity interest issued by the Borrower or any of its Subsidiaries, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by the Borrower or such Subsidiary of any such security or interest (excluding any Indebtedness which by its terms is convertible into an Equity Interest), (b) the declaration or (without duplication) payment by the Borrower or such Subsidiary of any dividend in Cash or in Property on or with respect to any such security or interest and (c) any other payment in Cash or Property by the Borrower or such Subsidiary constituting a distribution under applicable Laws with respect to such security or interest.

“Revenue-Producing Property” means an identifiable improved Real Property that is used principally for office, laboratory, research, health sciences, technology, manufacturing or warehouse purposes and related real property (and appurtenant amenities), or for such other revenue-producing purposes as the Required Lenders may approve.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means immediately available funds.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SEC Report” means all filings on Form 10-K, Form 10-Q or Form 8-K with the SEC made by the Borrower pursuant to the Securities Exchange Act of 1934.

“Secured Debt” means, without duplication, (a) Indebtedness of the Borrower or any of its Subsidiaries that is secured by a Lien and (b) Obligor Subsidiary Debt; provided, that Secured Debt shall not include any of the Obligations.

“Secured Debt Ratio” means, as of the last day of any fiscal quarter, the ratio (expressed as a percentage) obtained by dividing (a) the Secured Debt of the Borrower and its Subsidiaries as of such date by (b) the Adjusted Tangible Assets, as of such date.

“Solvent” means, as to any Person, that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its existing or anticipated debts as such debts become absolute and matured, and (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication Agents” means JPMorgan Chase Bank, N.A. and Citibank, N.A., each in its capacity as co-syndication agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tech Square Project” means the seven building campus located in Cambridge, Massachusetts aggregating approximately 1.2 million square feet.

“Total Assets” means the value of all assets of a Person and its Subsidiaries (without duplication), determined on a consolidated basis in accordance with GAAP; provided that all Real Property shall be valued based on its Unencumbered Asset Value (it being understood that the Unencumbered Asset Value for any Real Property that is not a Qualified Asset Pool Property shall be calculated as if it was a Qualified Asset Pool Property).  In the event that a Person has an ownership or other equity interest in any other Person, which investment is not consolidated in accordance with GAAP (that is, such interest is a “minority interest”), then the assets of a Person and its Subsidiaries shall include such Person’s or its Subsidiaries’ allocable share of all assets of such Person in which a minority interest is owned based on such Person’s respective ownership interest in such other Person.

“Total Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)       all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)       all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties;

(c)       net obligations of such Person under any Swap Contract;

(d)       all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)       indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)        Capital Lease Obligations; and

(g)       all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, Total Indebtedness shall not include any Minority Interest’s share of any of the foregoing.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), zero.  The amount of any Capital Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Total Liabilities” means all liabilities of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and (without duplication) all Indebtedness and Guarantees of such Person and its Subsidiaries (determined on a consolidated basis), whether or not so classified; provided, that, Total Liabilities shall not include any Minority Interest’s share of liabilities.  In the event that a Person has an ownership or other equity interest in any other Person, which investment is not consolidated in accordance with GAAP (that is, such interest is a “minority interest”), then the liabilities of a Person and its Subsidiaries shall include such Person’s or its Subsidiaries’ allocable share of all liabilities of such Person in which a minority interest is owned based on such Person’s respective ownership interest in such other Person.

“to the best knowledge of” means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Officer of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Officer of that Person).

“Trade Date” has the meaning set forth in Section 10.06(b).

“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unencumbered” means, with respect to any Revenue-Producing Property, Qualified Land or Qualified Development Assets, that such Revenue-Producing Property, Qualified Land or Qualified Development Assets (a) is not subject to any Lien other than Liens permitted under Section 7.01 (other than Sections 7.01(q)(ii), (r) and (t)), (b) is not subject to any Negative Pledge and (c) is not held by a Person any of whose direct or indirect equity interests are subject to a Lien or Negative Pledge.

“Unencumbered Asset Value” means, as of any date of determination and without double counting any item, the following amounts for the following types of Real Property:

(a)       with respect to any Qualified Revenue-Producing Property owned for a full four consecutive fiscal quarter period or longer, an amount equal to (i) the Adjusted NOI of such Real Property for the prior four full consecutive fiscal quarters divided by (ii) the Capitalization Rate; provided that in the event any such Real Property sustains any material damage, the value of any business interruption insurance proceeds owed to or received by the Borrower during such period with respect to such Qualified Revenue-Producing Property shall be included in the Adjusted NOI of such Real Property for the periods from the date of such material damage until such time as such Qualified Revenue-Producing Property becomes fully operational.

(b)       with respect to any Qualified Revenue-Producing Property owned for less than four full consecutive fiscal quarters, an amount equal to (i) the Adjusted NOI of such Real Property for the period which the Borrower or applicable Subsidiary has owned and operated such Real Property, adjusted by the Borrower to an annual Adjusted NOI in a manner reasonably acceptable to the Administrative Agent, divided by (ii) the Capitalization Rate; provided that in the event any such Real Property sustains any material damage, the value of any business interruption insurance proceeds owed to or received by the Borrower during such period with respect to such Qualified Revenue-Producing Property shall be included in the Adjusted NOI of such Real Property for the periods from the date of such material damage until such time as such Qualified Revenue-Producing Property becomes fully operational.

(c)       with respect to Qualified Revenue-Producing Property that is being renovated or with respect to which a partial or total renovation was recently completed, an amount as determined at the sole election of the Administrative Agent based on (i) the annualized Adjusted NOI with respect to such Real Property, annualized based on bona fide, arms length signed tenant leases which are in full force and effect requiring current rental payments, divided by the

Capitalization Rate, or (ii) the cost basis of such Real Property determined in accordance with GAAP multiplied by the Borrower’s or its Subsidiaries’ percentage ownership interest in such Qualified Revenue Property.

(d)       with respect to any Real Property that constitutes Qualified Land, an amount equal to, at the option of the Borrower, (i) the cost basis as determined in accordance with GAAP or the Appraised Value (if any) of such Qualified Land multiplied by (ii) the Borrower’s or its Subsidiaries’ percentage ownership interest in such Qualified Land.

(e)        with respect to any Real Property that constitutes Qualified Development Assets, an amount equal to (i) the cost basis as determined in accordance with GAAP of such Qualified Development Asset multiplied by (ii) the Borrower’s or its Subsidiaries’ percentage ownership interest in such Qualified Development Asset; provided that if all or any portion of a Qualified Development Asset is materially damaged, the value of such Qualified Development Asset shall be the amount assigned to such Qualified Development Asset prior to the damage less the amount (as determined by the Borrower in good faith) by which the casualty insurance proceeds that are owed or received in respect of such casualty event are insufficient to restore such Qualified Development Asset for a period of up to the lesser of (x) 365 days following such casualty event and (y) the date such Qualified Development Asset is restored and fully functional.

“United States” and “U.S.” mean the United States of America.

“Unrelated Person” means any Person other than (i) a Subsidiary of Borrower, (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries or (iii) any Person that held Common Stock on the day prior to the effective date of Borrower’s registration statement under the Securities Act of 1933 covering the initial public offering of Common Stock.

“Unsecured Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio obtained by dividing (a) the sum of the aggregate Adjusted NOI from the Qualified Asset Pool Properties for that fiscal quarter and the preceding three full fiscal quarters, by (b) the aggregate Interest Charges for such period in respect of the unsecured Indebtedness of the Borrower and its Subsidiaries (other than Obligor Subsidiary Debt). The Unsecured Interest Coverage Ratio shall be determined by the Borrower and such determination shall be reasonably satisfactory to the Administrative Agent and shall exclude interest during construction to the extent capitalized.

“Unsecured Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio (as expressed as a percentage) of (a) (i) aggregate unsecured Adjusted Total Indebtedness as of such date minus (ii) Obligor Subsidiary Debt as of such date to (b) (i) the Adjusted Unencumbered Asset Value as of such date minus (ii) the amount of unsecured Excluded Indebtedness (other than Obligor Subsidiary Debt) deducted in the calculation of aggregate unsecured Adjusted Total Indebtedness pursuant to clause (a)(i) above.

“Wholly-Owned Subsidiary” means a Subsidiary of the Borrower, 100% of the capital stock or other equity interest of which is owned, directly or indirectly, by the Borrower, except for director’s qualifying shares required by applicable Laws.

1.02                    Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                               The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof; (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                               Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                    Accounting Terms/Financial Covenants.

(a)                               Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)                               Changes in GAAP or Funds From Operations.  If at any time any change in GAAP or the calculation of Funds From Operations would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or Funds From Operations (subject to the approval of the Required Lenders, the Administrative Agent and the Borrower); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or Funds From Operations, as applicable, prior to such change therein and (ii) upon written request, the Borrower shall provide to the Administrative Agent (for distribution to the Lenders) financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or Funds From Operations.

(c)                               Calculation of Financial Covenants.  For purposes of calculation of the applicable financial covenants, the Borrower and its Subsidiaries shall be given credit for properties held by an “exchange accommodation titleholder” pursuant to an exchange that qualifies as a reverse exchange under Section 1031 of the Code (including in the event any such property is subject to a mortgage in favor of, or for the benefit of, the Borrower or any of its Subsidiaries)

1.04                    Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS AND BORROWINGS

2.01                    Term Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to fund the portion of the Loan Amount represented by its Commitment to the Borrower on the Closing Date in an aggregate amount not to exceed such Lender’s Commitment or the Loan Amount.  The initial Loans shall be in Dollars and drawn in a single Borrowing on the Closing Date.  The Lenders shall have no commitments hereunder to fund any additional Loans after the Borrowing on the Closing Date unless agreed to pursuant to Section 2.15.  To the extent all or any portion of the Loans are repaid or prepaid, they may not be reborrowed.  All Loans advanced on the Closing Date shall be Base Rate Loans unless the Borrower shall have delivered at least three Business Days prior to the Closing Date, a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent.  Thereafter, Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02                    Borrowings, Conversions and Continuations of Loans.

(a)                               The Borrowing on the Closing Date, any Borrowing pursuant to the terms of Section 2.15, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than (i) 12:00 Noon three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) 12:00 Noon on the Business Day prior to the requested date of any Borrowing of Base Rate Loans, and (iii) 12:00 Noon on the Business Day prior to the requested date of any conversion of Eurodollar Rate Loans to Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, (x) the applicable notice must be received by the Administrative Agent not later than 12:00 Noon four Business Days prior to the requested date of such Borrowing, conversion to or continuation of Eurodollar Rate Loans, whereupon the

Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and (y) not later than 12:00 Noon, three Business Days before the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

(b)                               (i)                                   Following receipt of a Loan Notice in connection with the continuation or conversion of any Loans, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection.

(ii)                                In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)                               Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)                             The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                             After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Loans.

2.03                 [Reserved].

2.04                    [Reserved].

2.05                    Prepayments.

The Borrower may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 Noon (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the Business Day prior to the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date, the amount of such prepayment, and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice and the contents thereof and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment pursuant to this clause (a) may state that such notice is conditioned upon an event or other transaction, such as the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of Indebtedness, in which case such notice of prepayment pursuant to this clause (a) may be revoked by the Borrower if such condition is not satisfied (subject to Section 3.05(b) for any notice of a prepayment of Eurodollar Rate Loans that is revoked).  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

2.06                  [Reserved].

2.07                  Repayment of Loans.

The Borrower shall repay on the Maturity Date the aggregate principal amount of the Loans outstanding on such date, together with all interest and accrued fees related thereto.

2.08                         Interest.

(a)                               Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate;  and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)                               (i)                                   If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                             Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                            Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                               Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto (for interest accrued through the last day of the prior month) and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                    Fees.

(a)                               The Borrower shall pay to (i) the Administrative Agent, for its own account and for the account of the Lenders, and (ii) each applicable Arranger, for its own account, fees, in Dollars, in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)                               The Borrower shall pay to the Administrative Agent and the Lenders such fees, in Dollars, as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10                    Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11                    Evidence of Debt.

The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) the applicable Note(s), which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

2.12                    Payments Generally; Administrative Agent’s Clawback.

(a)                               General.  All payments to be made by a Credit Party shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by a Credit Party hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 11:00 a.m. on the date specified herein.  Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                               (i)                                   Funding by Lenders: Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to such Borrowing.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                Payments by Borrower: Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment and without relieving the Borrower’s obligation to make such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                               Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                               Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e)                               Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13     Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a)                               if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)                               the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Credit Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

2.14                    Extension of Maturity Date.

(a)                               Requests for Extension of Maturity Date.  The Borrower may on a one-time basis, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days prior to, and not later than 30 days prior to, the Maturity Date then in effect hereunder (the “Existing Maturity Date”), cause each Lender to extend such Lender’s Existing Maturity Date to January 31, 2017 and each Lender shall extend such Lender’s Maturity Date to January 31, 2017 in accordance with this Section 2.14(a) and subject to clause (b) below.

(b)                               Conditions to Effectiveness of Extensions.  Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective unless:

(i)                                   no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii)                                the representations and warranties contained in this Agreement are true and correct in all material respects, on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, only as of such specific date), and except that the representations and warranties contained in subsections (a) and (d) of Section 5.05 shall be deemed to refer to the most recent statements and projections furnished pursuant to Sections 6.01(a) and 6.02(b), respectively; and

(iii)                             the Borrower pays the Administrative Agent, for distribution to the Lenders, based on their Applicable Percentages, an extension fee on or prior to the Existing Maturity Date in an amount equal to the product of (i) 0.15%, multiplied by (ii) the Loan Amount at the time of the extension.

(c)                               Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.15                    Increase in Commitments.

(a)                               New Term Tranches.  The Borrower shall have the right from time to time, after the Closing Date and prior to the Maturity Date, and subject to the conditions set forth below, to request new tranches of term loans; provided that (i) no Default or Event of Default shall exist at the time of such new term tranche or after giving effect thereto, (ii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects, on and as of the date of the funding of the new term tranche, except to the extent that such representations and warranties specifically refer to an earlier date, in which case, they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15(a), the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01, (iii) no Lender shall be required to participate in any such term tranche without its written consent, (iv) the aggregate principal amount of such new term loan tranches after the Closing Date shall not exceed $250,000,000, (v) the maturity date for such new term loan tranche shall be the Maturity Date, (vi) the Borrower and the Lenders providing such term tranche shall enter into an amendment to this Agreement as is necessary to evidence such new term tranche and all issues related thereto, including but not limited to, pricing of such new term loan tranche, and all Lenders not providing such new term loan tranche hereby consent to such limited scope amendment without future consent rights, and (vii) Schedule 2.01 shall be amended to reflect the addition of any term loan tranche and the commitments related thereto.

Any new term loan tranche may be provided by one or more existing Lenders (at the sole discretion of any such existing Lender) or by one or more institutions that is not an existing Lender; provided that any such new institution (A) must conform to the definition of Eligible Assignee and (B) must become a Lender under this agreement by execution of a Lender Joinder Agreement substantially in the form of Exhibit G or of counterparts to this agreement in a manner reasonably acceptable to the Administrative Agent.

(b)                               Conflicting Provisions.  This Section 2.15 shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.16                    Defaulting Lenders.

(a)                               Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                   Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii)                                Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; third, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)                               Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other

Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                    Taxes.

(a)                               Payments Free of Taxes; Obligation to Withhold.

(i)                                   Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Borrower or the Administrative Agent, as applicable, shall withhold or make such deductions as are determined by the Borrower or the Administrative Agent, as applicable, to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                               Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                               Indemnification for Taxes.

(i)  The Borrower shall and does hereby indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the

Administrative Agent on its own behalf or on behalf of a Lender, setting forth in reasonable detail the basis for such amounts, shall be conclusive absent manifest error.  The Borrower shall, and does hereby indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)  Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)                               Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                               Status of Lenders.  Any of the Administrative Agent or a Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, the Administrative Agent or any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law and reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not the Administrative Agent or such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing the Administrative Agent or any Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Person becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Person is legally entitled to do so), whichever of the following is applicable:

(i)                                   duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)                                duly completed copies of IRS Form W-8ECI,

(iii)                             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Credit Party within the meaning of Section 881 (c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN,

(iv)                            in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Documents, duly completed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable,

(v)                               in the case of the Administrative Agent or any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code, duly completed copies of IRS W-9, establishing a complete exemption from backup withholding taxes, and/or

(vi)                            any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax (or indicating whether such withholding tax is applicable) duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(f)                                 Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person or to file for or otherwise pursue on behalf of any Credit Party any refund of any Taxes.

3.02                    Illegality.

If any Lender determines in good faith that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                    Inability to Determine Rates.

If the Required Lenders determine in good faith that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion thereto or continuation thereof that (a) deposits are not being offered to banks in the applicable offshore interbank market for Dollars for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04                    Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                               Increased Costs Generally.  If any Change in Law shall:

(i)                                   impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)); or

(ii)                                subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any participation in any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes and the imposition of, or any change in the rate of, any Excluded Tax); or

(iii)                             impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or participation therein (other than with respect to Taxes, which shall be governed solely by Section 3.01);

and the result of any of the foregoing shall be to increase the cost to such Lender , which such Lender deems material in its reasonable discretion, of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)                               Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), by an amount deemed by such Lender to be material in its reasonable discretion, then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                               Certificates for Reimbursement.  A certificate of a Lender setting forth in reasonable detail the basis for and the calculation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                               Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the provisions of this Section for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                               Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such

Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case, shall be due and payable on each date on which interest is payable on such Loan; provided, the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.  Any Lender which gives notice under this Section 3.04(e) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

Notwithstanding anything contained in this Section 3.04, the Borrower shall not be obligated to pay any greater amounts than such Lender(s) is (are) generally charging other borrowers on loans similarly situated to the Borrower that are parties to similar credit agreements.

3.05                    Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                               any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                               any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert to any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

(c)                               any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits).  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), setting forth in reasonable detail the basis and calculation for such amounts, shall be conclusive absent manifest error.

3.06                    Mitigation Obligations; Replacement of Lenders.

(a)                               Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                               Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if material amounts are paid to such Lender under Section 3.05, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07                    Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO
THIS AGREEMENT AND THE BORROWING

4.01                    Conditions of Effectiveness of this Agreement.

The effectiveness of this Agreement and the obligation of each Lender to make its Loan on the Closing Date hereunder is subject to satisfaction of the following conditions precedent:

(a)                               The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or other electronic imaging transmission (e.g. “pdf” via e-mail) (followed promptly by originals to the extent requested by the Administrative Agent) and unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party (to the extent applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)                                   executed counterparts of this Agreement;

(ii)                                a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)                             such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized as of the date hereof to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Credit Party is a party;

(iv)                            such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed (including, without limitation, articles or certificates of incorporation or other charter documents and bylaws or other governance documents of each Credit Party), and that each Credit Party is validly existing and in good standing in its jurisdiction of organization and the tax identification number for each Credit Party;

(v)                               favorable opinions of counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Credit Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi)                            a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Credit Party and the validity against such Credit Party of the Loan Documents to which it is a party (other than such consents and approvals delivered pursuant to Section 4.01(a)(iii)), and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required (other than such consents and approvals delivered pursuant to Section 4.01(a)(iii));

(vii)                         a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) the Debt Rating as of the Closing Date;

(viii)                      payment instructions for cash proceeds of the Loan Amount received by the Borrower on the Closing Date; and

(ix)                            such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b)                               Any fees required to be paid by the Borrower to the Administrative Agent or to the Lenders on or before the Closing Date shall have been, or concurrently with the Closing Date are being, paid.

(c)                               Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02                    Additional Conditions to Borrowing.

The obligation of each Lender to make its Loan on the Closing Date or pursuant to Section 2.15 is subject to the following conditions precedent:

(a)                               The representations and warranties of each Credit Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of Borrowing in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b)                               No Default or Event of Default shall exist, or would result from the proposed Borrowing or from the application of the proceeds thereof.

(c)                               The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Administrative Agent and the Lenders that:

5.01                    Existence, Qualification and Power; Compliance with Laws.

Each Credit Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization except to the extent permitted by Sections 7.03 or 10.20, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (a) (solely as to Subsidiaries that are not Credit Parties), (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02                    Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except, in each case referred to in clause (b) or (c), as contemplated hereunder or to the extent such conflict, breach, contravention or violation, or creation of any such Lien or required payment could not reasonably be expected to have a Material Adverse Effect.

5.03                    Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document other than those that have already been made or obtained and remain in full force and effect or those which, if not made or obtained, could not reasonably be expected to have a Material Adverse Effect.

5.04                    Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Credit Party party thereto, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.05                    Financial Statements; No Material Adverse Effect.

(a)                               The Audited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)                               The unaudited consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(b) for the most recent fiscal quarter end, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to the absence of footnotes and to normal year end audit adjustments.

(c)                               Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                               The consolidated financial projections of the Borrower previously delivered to the Administrative Agent for the 2011, 2012 and 2013 fiscal years were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts (it being understood that such financial projections are subject to uncertainties and contingencies, which may be beyond the control of the Borrower and its Subsidiaries and that no assurance is given by the Borrower that such projections will be realized).

5.06                    Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Credit Parties, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or any of their Subsidiaries or against any of their properties or revenues that (a)

affect or pertain to this Agreement or any other Loan Document or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07                    No Default.

Neither any Credit Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                    Ownership of Property; Liens.

Each of the Credit Parties and their Subsidiaries has good record and marketable title in fee simple (subject to the rights of other parties as owners of condominium units) to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Credit Parties and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09                    Environmental Compliance.

The Credit Parties and their Subsidiaries are not in violation of any Environmental Laws and not subject to liabilities or claims thereunder that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10                    Insurance.

The properties of each Credit Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Credit Parties, in such amounts and with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Credit Party or the applicable Subsidiary operates.

5.11                    Taxes.

The Credit Parties and their Subsidiaries have filed all Federal, state and other tax returns and reports required to be filed and have paid all Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP (to the extent required by GAAP) or (b) where failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect.  There is no proposed tax assessment against a Credit Party or any of their Subsidiaries that would, if made, have a Material Adverse Effect.

5.12                    ERISA Compliance.

(a)                               Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal

Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Credit Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)                               There are no pending or, to the best knowledge of the Credit Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                               (i) No ERISA Event has occurred, and neither any Credit Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Credit Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher except where the failure to attain such funding target attainment percentage could not reasonably be expected to give rise to a Material Adverse Effect, and neither any Credit Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date except where such drop in funding target attainment percentage could not reasonably be expected to give rise to a Material Adverse Effect; and (iv) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

5.13                    Margin Regulations; Investment Company Act; REIT Status.

(a)                               Neither the making of any Loan hereunder nor the use of proceeds thereof will violate the provisions of Regulations T, U or X of the FRB.

(b)                               None of the Credit Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(c)                               The Borrower currently has REIT Status.

5.14                    Disclosure.

Each Credit Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed by the Credit Parties to be reasonable at the time made (it being understood that such financial projections are subject to uncertainties and contingencies, which may be beyond the control of the Borrower and its Subsidiaries and that no assurance is given by the Borrower that such projections will be realized).

5.15                    Compliance with Laws.

Each Credit Party and each of its Subsidiaries are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16                    Intellectual Property; Licenses, Etc.

Each Credit Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except to the extent that failure to so own or possess such IP Rights or any such conflict, could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.17                    [Reserved].

5.18                       Property.

All of the Credit Parties’ and their respective Subsidiaries’ Properties are in good repair and condition, subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such Property and except for such defects relating to properties which would not have a Material Adverse Effect.

5.19                    [Reserved].

5.20                    Solvency.

As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made hereunder, the Borrower and its Subsidiaries (on a consolidated basis) are Solvent.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, the Credit Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:

6.01                    Financial Statements.

Deliver to the Administrative Agent (and the Administrative Agent shall deliver to each Lender):

(a)                               As soon as practicable, and in any event within 90 days after the end of each fiscal year, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the consolidated statements of operations, stockholders’ equity and cash flows, in each case of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail.  Such financial statements shall be prepared in accordance with GAAP, consistently applied, audited and shall be accompanied by a report of Ernst & Young LLP or other independent public accountants of recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any “going concern” or like qualifications or exception or any qualification or exception as to the scope of the audit; and

(b)                               As soon as practicable, and in any event within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter in any fiscal year), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the consolidated statements of operations and cash flows for such fiscal quarter, and the portion of the fiscal year ended with such fiscal quarter, all in reasonable detail.  Such financial statements shall be certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments.

6.02                    Certificates; Other Information.

Deliver to the Administrative Agent (and the Administrative Agent shall deliver to each Lender), in form and detail reasonably satisfactory to the Administrative Agent:

(a)                               Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer;

(b)                             No later than 90 days after the commencement of each fiscal year, an annual forecast for the then-current fiscal year in reasonable detail;

(c)                               Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any of its Subsidiaries, or any audit of any of them;

(d)                               Promptly after the same are available, and in any event within five (5) Business Days after filing with the SEC, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all publicly available annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Administrative Agent pursuant to Section 6.01 or other provisions of this Section 6.02;

(e)                               Promptly upon a Responsible Officer becoming aware of the occurrence of any (i) Reportable Event or (ii) non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan or any trust created thereunder that could reasonably be expected to give rise to a material liability, written notice thereof and specifying what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the IRS with respect thereto;

(f)                                 Promptly upon a Responsible Officer becoming aware of the existence of any condition or event which constitutes a Default or Event of Default, written notice thereof and specifying what action the Borrower is taking or proposes to take with respect thereto;

(g)                               Promptly upon a Responsible Officer becoming aware that any Person has commenced a legal proceeding with respect to a claim against the Credit Parties or their respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect, written notice describing the pertinent facts relating thereto and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

(h)                               Promptly upon a Responsible Officer becoming aware of a change in the Debt Rating (including a change in the Debt Rating resulting from the initial issuance of a Debt Rating based on Borrower’s long-term senior unsecured debt) or any announcement that any such rating is “under review” or that such rating has been placed on a watch list or that any similar action has been taken by a Rating Agency, written notice of such change, announcement or action;

(i)                                   Promptly upon a Responsible Officer becoming aware, notice of any material change in accounting policies by the Borrower or any other Credit Party; and

(j)                                   Such other data and information with respect to the Borrower or any Subsidiary as from time to time may be reasonably requested by the Administrative Agent.

Documents required to be delivered pursuant to this Agreement (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Credit Parties post such documents, or provide a link thereto on the Credit Parties’ website on the Internet at the website address listed on Schedule 10.02 or (ii) on which such documents are posted on the Credit Parties’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), including the SEC’s EDGAR website; provided that the Credit Parties shall deliver paper copies of such documents to the Administrative Agent for any Lender that requests in writing to the Borrower and the Administrative Agent that the Credit Parties deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Credit Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Credit Parties hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Lender”).  The Credit Parties hereby agree that (w) all

Borrower Materials (other than SEC Reports) that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as either publicly available information or not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all SEC Reports and all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials (other than SEC Reports) that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  The Credit Parties shall be in compliance with all requirements to deliver information under this Agreement if they have made such information available to the Administrative Agent and, to the extent required, Lenders other than Public Lenders, and the failure of Public Lenders to receive information made available to other Lenders shall not result in any breach of this Agreement.

6.03                    Payment of Obligations.

Pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Credit Parties or such Subsidiary prior to the imposition of such Lien or (b) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.04                    Preservation of Existence, Etc.

(a)                               Preserve, renew and maintain in full force and effect the legal existence and good standing of the Credit Parties under the Laws of the jurisdiction of their organization except in a transaction permitted by Sections 7.03 or 10.20; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

6.05                    Maintenance of Properties.

(a)                               Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and subject to exceptions for extraordinary or reasonably unforeseeable events in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof in a reasonably timely manner except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.06                    Maintenance of Insurance.

Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is customarily carried by companies engaged in similar businesses and owning similar assets in the general areas in which the Credit Parties or such Subsidiaries, as applicable, operate.

6.07                    Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.08                    Books and Records.

(a)                               Maintain proper books of record and account, in which entries true and correct in all material respects are made in conformity with GAAP consistently applied; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Credit Parties and their Subsidiaries, as the case may be.

6.09                    Inspection Rights.

Permit the Lenders, through the Administrative Agent or any representative designated by the Administrative Agent, at the Credit Parties’ expense, to visit and inspect any of the properties of the Credit Parties or any of their respective Subsidiaries (subject to the rights of any tenants), to examine the books of account of the Credit Parties and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Credit Parties and their respective Subsidiaries with, and to be advised as to the same by, their Responsible Officers, all at such reasonable times (typically during normal business hours) and intervals as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request upon not less than four (4) Business Days’ notice; provided, however, that inspections made at the Credit Parties’ expense shall be limited to once per year, unless an Event of Default shall have occurred and be continuing.  The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Credit Parties’ or such Subsidiaries’ normal business operations.  Notwithstanding anything to the contrary in this Section 6.09, no Credit Party nor any of their Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) in respect of which disclosure to the Administrative Agent (or its designated representative) or any Lender is then prohibited by law or any agreement binding on any Credit Party or any of its Subsidiaries or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product.

6.10                    Use of Proceeds.

Use the proceeds of the Loans for working capital and general corporate purposes (including repayments of Indebtedness) not in contravention of any Laws or any Loan Documents.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, each Credit Party shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01                    Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                               inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside, to the extent required by GAAP (or deposits made pursuant to applicable Law) and which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;

(b)                               Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside, to the extent required by GAAP, and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;

(c)                               defects and irregularities in title to any Property which would not reasonably be expected to result in a Material Adverse Effect;

(d)                               easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property in the ordinary course;

(e)                               easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center, business or office park or similar project affecting Property in the ordinary conduct of the business of the applicable Person;

(f)                                 rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use of any Property;

(g)                               rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, any right, power, franchise, grant, license, or permit;

(h)                               present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property in the ordinary conduct of the business of the applicable Person;

(i)                                   statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business (but not in connection with the incurrence of any Indebtedness) with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto, to the extent required by GAAP, and, by reason of nonpayment, no Property is subject to a material impending risk of loss or forfeiture;

(j)                                   covenants, conditions, and restrictions affecting the use of Property which may not give rise to any Lien against such Property in the ordinary conduct of the business of the applicable Person;

(k)                               rights of tenants as tenants only under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

(l)                                   Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(m)                           Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business;

(n)                               deposits to secure the performance of bids, contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(o)                               Liens consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;

(p)                               Liens consisting of deposits of Property to secure statutory obligations of any Credit Party or any Subsidiary;

(q)                               (i) Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings, provided that, adequate reserves have been set aside and no material Property is subject to a material impending risk of loss or forfeiture and (ii) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(r)                                 other nonconsensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not individually involve amounts in excess of $10,000,000 or in the aggregate involve amounts in excess of $20,000,000;

(s)                                any Liens securing the Obligations; and

(t)                                  Liens securing Secured Debt (other than Obligor Subsidiary Debt) not prohibited by this Agreement.

7.02                    Investments.

Make any Investments, except:

(a)                               Investments held by any Credit Party or any of its Subsidiaries in the form of Cash, Cash Equivalents or short-term marketable securities;

(b)                               advances to officers, directors and employees of any Credit Party or any of its Subsidiaries for travel, entertainment, relocation and similar ordinary business purposes;

(c)                               Investments of a Credit Party in any Subsidiary or any other Credit Party, Investments of any Subsidiary in a Credit Party or in another Subsidiary and Investments in any Person that, as a result of or in connection with such Investment, becomes or will become a Subsidiary of a Credit Party;

(d)                               Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(e)                               Investments in Real Property of the Credit Parties and their Subsidiaries consisting of improved real estate property used principally for office, laboratory, research, health sciences, technology, manufacturing or warehouse purposes (and appurtenant amenities);

(f)                               Investments in Real Property of the Credit Parties and their Subsidiaries consisting of (i) Development Investments (the amount of such Investment shall be an amount equal to the aggregate costs incurred in connection therewith), (ii) undeveloped land without improvements, or (iii) any other Real Property, other than an improved real estate property used principally for office, manufacturing, warehouse, research, laboratory, health sciences or technology purposes (and appurtenant amenities); provided, that, as of the most recently ended fiscal quarter, the aggregate book value of such Investments may not exceed 35% of the Adjusted Tangible Assets.  To determine such book value of Investments described in this Section 7.02(f) which are not owned 100%, directly or indirectly, by the Borrower or any of its Subsidiaries, the book value of such Investment shall be adjusted by multiplying the same by the Borrower’s or such Subsidiaries’ interest therein during the fiscal quarter of the Borrower ending as of the date of determination of such book value;

(g)                               other Investments, other than Investments in Real Property not otherwise permitted by Section 7.02; provided that as of the most recently ended fiscal quarter, the aggregate book value of such Investments pursuant to this Section 7.02(g) shall not exceed 15% of the Adjusted Tangible Assets.  To determine such book value of Investments described in this Section 7.02(g) which are not owned 100%, directly or indirectly, by the Borrower or any of its Subsidiaries, the book value of such Investment shall be adjusted by multiplying the same by the Borrower’s or such Subsidiaries’ interest therein during the fiscal quarter of the Borrower ending as of the date of determination of such book value; and

(h)                               Guarantees by any Credit Party or any Subsidiary in respect of Indebtedness not prohibited hereunder.

7.03                    Fundamental Changes.

Merge, dissolve, liquidate or consolidate with or into another Person, except that, so long as no Default or Event of Default exists or would result therefrom and subject to the proviso below, (a) a Credit Party may merge or consolidate with or into one or more other Credit Parties, (b) any Subsidiary (other than the Operating Partnership) may merge or consolidate with or into a Credit Party or another Subsidiary or may dissolve or liquidate, or (c) any other merger, dissolution, liquidation or consolidation that does not result in a Change of Control shall be permitted; provided, that (i) if the Borrower or

Operating Partnership is a party to any merger or consolidation permitted under this Section 7.03, it shall be the surviving entity, and (ii) in no event shall the Borrower and Operating Partnership be permitted to merge or consolidate with each other.

7.04                    Restricted Payments.

With respect to any Credit Party or any Subsidiary thereof, make any Restricted Payment except (a) so long as no Event of Default shall have occurred and be continuing under Section 8.01(a) or would result therefrom, such Restricted Payment shall be permitted (i) in an amount not to exceed (excluding Restricted Payments made pursuant to the last sentence of this Section 7.04) the greater of (A) the amount which, when added to the amount of all other Restricted Payments paid by the Borrower in the same fiscal quarter and the preceding three fiscal quarters, would not exceed 95% of Funds From Operations of the Borrower and its Subsidiaries for the four consecutive fiscal quarters ending prior to the fiscal quarter in which such Restricted Payment is paid and (B) the minimum amount of Restricted Payments required (I) under the Code to maintain and preserve Borrower’s REIT Status or (II) to avoid the payment of federal or state income or excise tax, (ii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, to the extent it relates to the retirement of Preferred Equity in an amount not to exceed any Exchange Proceeds so used notwithstanding the limitations set forth in clause (i), and (iii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, with the proceeds of sales of property notwithstanding the limitation set forth in clause (i); provided however, that if an Event of Default under Section 8.01(a) has occurred and is continuing, the Credit Parties and their Subsidiaries may only make the Restricted Payments in the minimum amount necessary to comply with Section 857(a) of the Code and maintain the Borrower’s REIT Status.  Notwithstanding the foregoing, any Subsidiary of the Borrower may (A) make Restricted Payments payable to the Borrower or any other Credit Party (directly or indirectly through Subsidiaries) and (B) declare and make Restricted Payments to its equity holders generally so long as the Borrower or such Subsidiary that owns the equity interest or interests in the Subsidiary making such Restricted Payments receives at least its proportionate share thereof (based upon its relative equity interests in the Subsidiary making such Restricted Payment); provided that in the case of clause (B) above, if an Event of Default under Section 8.01(a) has occurred and is continuing, such Subsidiaries may only make Restricted Payments in the minimum amount necessary to comply with Section 857(a) of the Code and maintain the Borrower’s REIT Status.

7.05                    Change in Nature of Business.

Make any material change in the principal nature of the business of the Credit Parties and their Subsidiaries, such business being the acquisition, ownership, management, development and renovation of real property and buildings for use as office, office/laboratory, research, health sciences, technology or manufacturing/warehouse properties and related real property (and appurtenant amenities).

7.06                    Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Credit Parties or their respective Subsidiaries other than (a) salary, bonus, employee stock option, relocation assistance and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of the Borrower and expressly authorized by a resolution of the board of directors of the Borrower which is approved by a majority of the directors not having an interest in the transaction, (c) transactions permitted by this Agreement, (d) transactions between or among Credit Parties and Subsidiaries and (e) transactions on overall terms at least as favorable to Credit Parties or their Subsidiaries as would be the case in an arm’s length transaction between unrelated parties.

7.07                    Burdensome Agreements.

Enter into any agreement, instrument or transaction which prohibits any Credit Party’s ability to pledge to Administrative Agent any Qualified Asset Pool Property.  The Credit Parties, and their respective Subsidiaries, shall take such actions as are necessary to preserve the right and ability of the Credit Parties, and their respective Subsidiaries, to pledge to Administrative Agent for the benefit of Lenders the Qualified Asset Pool Properties without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of the Credit Parties or any of their respective Subsidiaries.

7.08                    [Reserved].

7.09                    Financial Covenants.

(a)                             Permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter, to be less than 1.50:1.00.

(b)                             (i)                                   Subject to clause (ii) below, permit the Secured Debt Ratio, as of the last day of any fiscal quarter, to exceed 40.0%; or

(ii)                                subsequent to the consummation of a Material Acquisition, permit the Secured Debt Ratio, as of the last day of the fiscal quarter in which such Material Acquisition occurs and as of the last day of each of the three consecutive fiscal quarters following such Material Acquisition, to exceed 45.0%.

(c)                             (i)                                   Subject to clause (ii) below, permit the Leverage Ratio, as of the last day of any fiscal quarter, to exceed 60.0%; or

(ii)                              subsequent to the consummation of a Material Acquisition, permit the Leverage Ratio, as of the last day of the fiscal quarter in which such Material Acquisition occurs and as of the last day of each of the three consecutive fiscal quarters following such Material Acquisition, to exceed 65.0%.

(d)                             Permit Minimum Book Value, as of the last day of any fiscal quarter, to be less than the sum of (i) $2,000,000,000, plus (ii) 50% of the net issuance proceeds of all Equity Offerings from and after January 28, 2011 (excluding the amount of Exchange Proceeds).

(e)                             Permit the Unsecured Interest Coverage Ratio, as of the last day of any fiscal quarter, to be less than 1.75 to 1.00.

(f)                               (i)                                   Subject to clause (ii) below, permit the Unsecured Leverage Ratio, as of the last day of any fiscal quarter, to exceed 60.0%; or

(ii)                              subsequent to the consummation of a Material Acquisition, permit the Unsecured Leverage Ratio, as of the last day of the fiscal quarter in which such Material Acquisition occurs and as of the last day of each of the three consecutive fiscal quarters following such Material Acquisition, to exceed 65.0%.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01                    Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)                               Non-Payment.  Any Credit Party fails to pay (i) when and as required to be paid herein any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan, or any other amount payable hereunder or under any other Loan Document; or

(b)                               Specific Covenants.  Any Credit Party fails to perform or observe any term, covenant or agreement contained in Article VII; or

(c)                               Other Defaults.  Any Credit Party or Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 Business Days following written notice by Administrative Agent or, if such Default is not reasonably susceptible of cure within such period, within such longer period as is reasonably necessary to effect a cure so long as such Credit Party or such Subsidiary continues to diligently pursue cure of such Default but not in any event in excess of 60 Business Days; or

(d)                               Representations and Warranties.  Any representation or warranty by a Credit Party or any of its Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by a Credit Party or any of its Subsidiaries pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

(e)                               Cross-Default.  Any Credit Party or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any Indebtedness (other than Non-Recourse Debt) of $50,000,000 or more required on its part to be paid when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any Indebtedness (other than Non-Recourse Debt) of $50,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right (after giving effect to any notice or grace periods applicable thereto) to declare such Indebtedness due before the date on which it otherwise would become due or the right (after giving effect to any notice or grace periods applicable thereto) to require a Credit Party or any such Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness (provided, that for the purpose of this clause (e), the principal amount of Indebtedness consisting of a Swap Contract shall be the amount which is then payable by the counterparty to close out the Swap Contract); or

(f)                                 Insolvency Proceedings, Etc.  Any Credit Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                               Inability to Pay Debts; Attachment.  (i) Any Credit Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                               Judgments.  There is entered against any Credit Party or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage), and (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) such judgment or order shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

(i)                                   ERISA.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Credit Parties or their Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 5% of the combined total assets of such Credit Parties or Subsidiaries as of the most recent fiscal quarter, or (ii) the Credit Parties or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of 5% of the combined total assets of such Credit Parties or Subsidiaries as of the most recent fiscal quarter; or

(j)                                   Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or relating to the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Credit Party denies that it has any liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document (except as specifically contemplated hereunder or thereunder); or

(k)                               Change of Control.  There occurs any Change of Control.

8.02                    Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                               declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties; and

(b)                               exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any one or more of the Credit Parties under the Bankruptcy Code of the United States, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.

8.03                    Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Credit Parties or as otherwise required by Law.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01                    Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except as set forth in Section 9.06, neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

9.02                    Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03                    Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                               shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)                               shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number, percentage or class of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04                    Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                    Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06                    Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  The Required Lenders may remove the Administrative Agent from its capacity as Administrative Agent in the event of the Administrative Agent’s willful misconduct or gross negligence.  Upon receipt of any such notice of resignation or the removal of the Administrative Agent as Administrative Agent hereunder, the Required Lenders shall have the right (with the consent of the Borrower provided there does not exist an Event of Default at such time), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders (with the consent of the Borrower provided there does not exist an Event of Default at such time) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or the Required Lenders remove the Administrative Agent hereunder, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07                    Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                    No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Syndication Agents, the Documentation Agents or Arrangers listed on the cover page hereof or any additional titled agents which may be added thereto from time to time shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09                    Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, indemnification, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b)                               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, indemnification, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10                    Collateral and Borrower Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion and the Administrative Agent hereby agrees:

(a)                               to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale not prohibited hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

(b)                               to release a Guarantor (other than the Operating Partnership) from liability for the Obligations in accordance with Section 10.20.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property.

9.11                    No Obligations of Credit Parties.

Nothing contained in this Article IX shall be deemed to impose upon the Credit Parties any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and the Credit Parties shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement.  Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by the Credit Parties to the Administrative Agent for the account of the Lenders, the Credit Parties’ obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

ARTICLE X

MISCELLANEOUS

10.01            Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Credit Parties therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the written concurrence of the Required Lenders) and the Credit Parties, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                               waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)                               extend or increase the Commitment of any Lender without the written consent of such Lender (subject to Sections 2.14 and 2.15);

(c)                               postpone any date fixed by this Agreement or any other Loan Document for any payment of principal or payment of interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (subject to Section 2.14);

(d)                               reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein);

(e)                               change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (subject to Section 2.15);

(f)                                 change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (subject to Section 2.15); or

(g)                               release (i) the Borrower or (ii) the Operating Partnership, as a Credit Party hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

10.02            Notices; Effectiveness; Electronic Communication.

(a)                               Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                   if to a Credit Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 and

(ii)                                if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been received upon the sender’s receipt of an acknowledgement from the intended recipient (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                               Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or a Credit Party may, in its discretion, agree to accept notices and other communications to such Person(s) hereunder by electronic communications pursuant to procedures approved by such Person(s), provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                               The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                               Change of Address, Etc.  Each of the Credit Parties and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)                               Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Credit Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof as understood by the recipient, varied from any confirmation thereof.  The Credit Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Credit Parties except to the extent resulting from the gross negligence or willful misconduct of Administrative Agent, any Lender or any Related Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03            No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04            Expenses; Indemnity; Damage Waiver.

(a)                               Costs and Expenses.  The Credit Parties shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent (limited to one counsel, and, if applicable, one local counsel in each material jurisdiction)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                               Indemnification by the Credit Parties.  The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Credit Parties or any of their Subsidiaries, or any Environmental Liability related in any way to the Credit Parties or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                               Reimbursement by Lenders.  To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, and without limiting the obligation of the Credit Parties to do so, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                               Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee and any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  Except as otherwise expressly set forth herein with respect to the waiver by the Indemnitees of claims for special, indirect, consequential or punitive damages (as opposed to direct or actual damages), such waiver by the Indemnitees shall not affect the indemnification obligations of the Credit Parties under this Section 10.04.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent resulting from the gross negligence or willful misconduct of any Indemnitee.

(e)                               Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor (accompanied by reasonable back-up documentation).

(f)                                 Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the passage of the Maturity Date and the repayment, satisfaction or discharge of all the other Obligations.

10.05            Payments Set Aside.

To the extent that any payment by or on behalf of the Credit Parties is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06            Successors and Assigns.

(a)                               Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Credit Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement

(b)                               Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans; provided that any such assignment shall be subject to the following conditions:

(i)                                   Minimum Amounts.

(A)                           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                             the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)                              the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)                            Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                               No Assignment to Certain Persons.  No such assignment shall be made to (A) a Credit Party or any of the Credit Parties’ Affiliates or Subsidiaries, or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                            Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note, as applicable, to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                               Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of, and interest owing on, the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by each of the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)                               Participations.  Any Lender may at any time, without the consent of, but with, subject to the proviso to the fourth sentence of the immediately succeeding paragraph, prior written notice to, the Borrower and the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or a Credit Party or any of the Credit Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Credit Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (subject to the requirements and limitations therein, including the requirements under Section 3.01(e)).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                               Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)                                 Certain Pledges.  Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment, or grant of a security interest, shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(g)                               Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07            Treatment of Certain Information; Confidentiality.

(a)                               Confidentiality.  Each Lender and the Administrative Agent (each, a “Lender Party”) hereby agrees for itself only that, except as specifically set forth herein, (i) such Lender Party shall not participate in or generate any press release or other release of information to the general public relating to the closing of the Loan without the prior written consent of the Borrower, (ii) such Lender Party shall hold the Confidential Information in accordance with such Lender Party’s customary procedures to prevent the misuse or disclosure of confidential information of this nature and in accordance with safe and sound banking practices, (iii) such Lender Party shall use the Confidential Information solely for the purposes of underwriting the Loan or acquiring an interest therein, carrying out such Lender Party’s rights or obligations under this Agreement, in connection with the syndication of the Loan, the enforcement of the Loan Documents, or other internal examination, supervision or oversight of the transactions contemplated hereby as reasonably determined by such Lender Party, or as otherwise permitted by the terms of this Section 10.07 (collectively, “Permitted Purposes”), and (iv) not disclose the Confidential Information to any party, except as expressly authorized in this Agreement or with prior written consent of the Borrower.  Each Lender Party shall promptly notify the Borrower in the event that it becomes aware of any loss or unauthorized disclosure of any Confidential Information.

Each Lender Party shall not have any obligations under this Agreement with respect to a specific portion of the Confidential Information if such Lender Party can demonstrate that such Confidential Information (i) was publicly available at the time it was disclosed to such Lender Party, (ii) became publicly available subsequent to the time it was disclosed to such Lender Party, (iii) was in or comes into a Lender Party’s possession from a source not known to such Lender Party (after reasonable inquiry) to be in breach of an obligation of confidentiality owed to the Borrower in making such disclosure to such Lender Party, (iv) was in or comes into Lender Party’s possession free of any obligation of confidence owed to the Borrower at the time it was disclosed to them, or (v) was developed by the employees or agents of the Lender Party without the use of the Confidential Information.

(b)                               Disclosures.  Any Lender Party or its legal counsel may disclose the Confidential Information (i) to the Borrower, other Lenders, the Administrative Agent or any of their respective legal counsel, (ii) to its auditors in connection with bank audits or regulatory officials having jurisdiction over such Lender Party, (iii) to its legal counsel who need to know the Confidential Information for the purposes of representing or advising the Lender Parties, (iv) with prior written notice to the Chief Executive Officer of the Borrower, to its consultants, agents and advisors retained in good faith by such Lender Party with a need to know such information in connection with a Permitted Purpose, (v) as required by Law or legal process (subject to the terms below), or in connection with any legal proceeding in connection with the Loan Documents, or to the extent necessary or desirable to establish, enforce or assert any claims or defenses in connection with any legal proceeding by or against any such Lender Party, (vi) to another potential Lender or participant in connection with a disposition or proposed disposition to that Person of all or part of that Lender Party’s interests hereunder or a participation interest in its Notes, and (vii) to its directors, officers, employees and affiliates that control, are controlled by, or are under common control with such Lender Party or its parent or otherwise within the corporate umbrella of such Lender Party who need to know the confidential information for purposes of underwriting the Loan or becoming a party to this Agreement, the syndication of the Loan, the administration, interpretation, performance or exercise of rights under the Loan Documents, the enforcement of the Loan Documents, or other internal supervision, examination or oversight of the transactions contemplated hereby as reasonably determined by such Lender Party, provided that any Person to whom any of the Confidential Information is disclosed is informed by such Lender Party of the strictly confidential nature of the Confidential Information, and such Persons described in clauses (b)(iv) and (vi) shall agree in writing to be bound by confidentiality restrictions at least as restrictive as those contained herein.  Notwithstanding the foregoing, a Lender Party may disclose Confidential Information to the extent such Lender Party is requested or required by any Law or any order of any court, governmental, regulatory or self-regulatory body or other legal process to make any disclosure of or about any of the Confidential Information.  In such event (except with respect to banking regulators or auditors), such Lender Party shall, if permitted by law, promptly notify the Borrower in writing so that the Borrower may seek an appropriate protective order or waive compliance with the provisions of this Agreement (provided that if a protective order or the receipt of a waiver hereunder has not been obtained, or if prior notice is not possible, and a Lender Party is, in the opinion of its counsel, compelled to disclose Confidential Information, such Lender Party may disclose that portion of the Confidential Information which its counsel advises it that such Lender Party is compelled to disclose, and provided further that in any event, such Lender Party will not oppose action by the Borrower to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.)  Each Lender Party shall be liable (but only to the extent it is finally determined to have breached the provisions of this Section 10.07(b)) for any actions by such Lender Party (but not any other Person) which are not in accordance with the provisions of this Section 10.07(b).

(c)                               No Rights in Confidential Information.  The Administrative Agent and each Lender recognizes and agrees that nothing contained in this Section 10.07 shall be construed as granting any property rights, by license or otherwise, to any Confidential Information (other than the Agreement or any amendments thereto or any related agreements), or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Confidential Information (other than the Agreement or any amendments thereto or any related agreements).  No Lender Party shall make, have made, use or sell for any purpose any product or other item using, incorporating or derived from any such Confidential Information; provided that the foregoing shall not limit or restrict in any way the creation, use or sale of banking or related services by any Lender Party.

(d)                               Survival.  All Confidential Information provided by or on behalf of the Borrower during the term of this Agreement or any predecessor agreements shall remain confidential indefinitely and shall continue to receive that level of confidential treatment customarily provided by commercial banks dealing with confidential information of their borrower customers, subject, however, to the specific exceptions to confidential treatment provided herein.  For a period of one year after the Termination Date, the affected Lender Party shall continue to make reasonable inquiry of any third party providing Confidential Information as to whether such third party is subject to an obligation of confidentiality owed to the Borrower or its Subsidiaries and if such Lender Party obtains knowledge that such third party is violating a confidentiality agreement with the Borrower, such Lender Party shall treat the Confidential Information received from such third party as strictly confidential in accordance with the provisions of this Section 10.07.  For purposes of this Section 10.07(d), the Termination Date shall mean the earlier of the termination of this Agreement or, with respect to a specific Lender Party, the date such Person no longer holds an interest in any Loan.

(e)                               Injunctive Relief.  Each Lender Party hereby agrees that breach of this Section 10.07 will cause the Borrower irreparable damage for which recovery of damages would be inadequate, and that the Borrower shall therefore be entitled to obtain timely injunctive relief under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.

(f)                                 No Fiduciary Duty.  Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to a Credit Party.

(g)                               Separate Action.  Each Credit Party covenants and agrees not to, and hereby expressly waives any right to, raise as a defense, affirmative defense, set off, recoupment or otherwise against any Lender Party any claim arising from or relating to an alleged breach of this Section 10.07 in any action, claim or proceeding relating to a breach of the Loan Documents by the Credit Parties or other action to enforce or recover the Obligations, and covenant and agree that any claim against a Lender Party arising from or relating to an alleged breach of this Section 10.07 by a Lender Party shall only be asserted as an affirmative claim in a separate action against the applicable Lender Party.

10.08            Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of a Credit Party against any and all of the obligations of the Credit Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Credit Parties may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Credit Parties and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09            Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Credit Parties.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a

Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10            Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging transmission (e.g. “pdf” via e-mail) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11            Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12            Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13            Replacement of Lenders.

If (a) any Lender requests compensation under Section 3.04, (b) any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is a Defaulting Lender, (d) any Lender refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 10.01, (i) requires the consent of 100% of the Lenders and the consent of the Required Lenders has been obtained or (ii)

requires the consent of each Lender directly affected thereby, or (e) any other circumstance exists hereunder that gives the Credit Parties the right to replace a Lender as a party hereto, then the Credit Parties may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06 except as provided in this Section 10.13), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                               the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)                               such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 3.04, 3.05 and 10.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                               in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                               such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Credit Parties to require such assignment and delegation cease to apply.

10.14            Governing Law; Jurisdiction; Etc.

(a)                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                               SUBMISSION TO JURISDICTION.  EACH OF THE CREDIT PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                               WAIVER OF VENUE.  EACH OF THE CREDIT PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                               SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15            Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16            USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, following a request by the Administrative Agent or any Lender, promptly provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.”

10.17            [Reserved].

10.18            ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.19            [Reserved].

10.20            Release of a Guarantor.

(a)                               Notwithstanding anything to the contrary contained in this Agreement, the Borrower may (i) sell, assign, transfer or dispose of its interest in a Guarantor (other than the Operating Partnership) that is a Subsidiary of the Borrower or (ii) request that any Guarantor (other than the Operating Partnership) be released from its obligations under the Loan Documents; provided, that, on or before (A) the closing of such sale, assignment, transfer or disposition or (B) the effectiveness of such requested release, the Borrower shall have delivered to the Administrative Agent a certification, together with such other evidence as the Administrative Agent may require, that the Credit Parties will be in compliance with all terms of this Agreement after giving effect to such sale, assignment, transfer, disposition or release.  The Administrative Agent shall promptly notify the Lenders of any such sale, assignment, transfer, disposition or release permitted hereunder.

(b)                               Upon a sale, assignment, transfer, disposition or request for release in accordance with clause (a) above, the Administrative Agent shall, at the expense of the Borrower, take such action as is reasonably appropriate to effect such release.

10.21            No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Credit Parties acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Credit Parties and their respective Subsidiaries, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent, the Arrangers or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Credit Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Arrangers or any Lender has advised or is currently advising the Credit Parties or any of their respective Affiliates on other matters) and none of the Administrative Agent, the Arrangers or any Lender has any obligation to the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents;

(iv) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and none of the Administrative Agent, the Arrangers or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty arising out of the transactions contemplated hereby.

ARTICLE XI

GUARANTY

11.01            The Guaranty.

Each of the Guarantors hereby jointly and severally, absolutely and unconditionally guarantees to each Lender and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

11.02            Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations), it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article XI until such time as the Obligations (other than contingent indemnity obligations) have been paid in full and the Commitments have expired or terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above.

(a)                               at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)                               any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

(c)                               the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)                               any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e)                               any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives, to the extent permitted by Law, diligence, presentment, demand of payment, protest and all notices whatsoever, acceptance hereof, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

11.03            Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent, each Lender and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent, such Lender or such other holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

11.04            Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 11.02 and through the exercise of rights of contribution pursuant to Section 11.06.

11.05            Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent, the Lenders and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 8.02) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

11.06            Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Laws.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

11.07            Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

11.08            Additional Guarantors.

The Borrower may at any time and from time to time, upon written request to the Administrative Agent, cause a Domestic Subsidiary that is a Wholly-Owned Subsidiary to become a Guarantor under this Agreement by (a) executing a Joinder Agreement and (b) delivering such other documentation as the Administrative Agent may reasonably request in connection therewith, including, without limitation, certified resolutions and other organizational and customary authorizing documents of such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
		Name:	Eric S. Johnson
		Title:	Vice President

GUARANTORS:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership

By: ARE-QRS Corp., a Maryland corporation, general partner

By:
		Name:	Eric S. Johnson
		Title:	Vice President

TERM LOAN AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

By:
Name:
Title:

TERM LOAN AGREEMENT

LENDERS:

[List of Lenders/Signature Pages on file with Administrative Agent]

TERM LOAN AGREEMENT

SCHEDULE 1.01

The existence of the consent rights of the Massachusetts Institute of Technology with respect to (a) leases over 150,000 square feet, (b) alteration of the Real Property affecting more than 150,000 square feet and having an expense of $20,000,000 or more in any single project, (c) leverage exceeding 80% of loan to value with respect to such Real Property, (d) transactions with any affiliate of the Borrower, (e) acquisition of assets other than such Real Property and related items of property and (f) changing the purpose of the company.

Schedule 1.01

SCHEDULE 2.01

Commitments and Applicable Percentages

[On file with Administrative Agent]

Schedule 2.01

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

CREDIT PARTIES:

385 E. Colorado Blvd., Suite 299

Pasadena, CA  91101

Attention:  Dean Shigenaga, Chief Financial Officer

Telephone:       (626) 578-0777

Telecopier:       (626) 578-0770

Electronic Mail: dshigenaga@are.com

Website Address: www.are.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.

901 Main Street, 14th Floor

TX1-492-14-12

Dallas, TX 75202

Attention: Ramon Presas

Telephone:       (214) 209-9262

Telecopier:       (214)209-8364

Electronic Mail: ramon.presas@baml.com

Other Notices as Administrative Agent:

Bank of America, N.A.

901 Main Street, 14th Floor

TX1-492-14-11

Dallas, TX 75202

Attention: Henry Pennell

Telephone:       (214) 209-1226

Telecopier:       (214) 290-9448

Electronic Mail: henry.pennell@baml.com

with a copy to:

Bank of America, N.A.

315 Montgomery Street

San Francisco, CA 94104

Attention: James P. Johnson

Telephone:       (415) 913-4699

Telecopier:       (415) 913-2356

Electronic Mail: james.johnson@baml.com

EXHIBIT A

FORM OF LOAN NOTICE

Date: ____________ _____

To:       Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of December 6, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower hereby requests (select one):

☐ A Borrowing of Loans	☐ A conversion or continuation of Loans

1.	On _________________________________ (a Business Day).

2.	In the principal amount of $_____________.

3.	Type of Loan requested to be borrowed or to which existing Loans are to be continued or converted:

☐ Base Rate Loan
☐ Eurodollar Rate Loans: with an Interest Period of ____ month(s)[1].

1  One, two, three or six months

[Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Loan Notice and on the date of the related Borrowing, the conditions to lending specified in Section 4.02(a) and Section 4.02(b) of the Agreement have been satisfied.]2

[After giving effect to the Borrowing requested herein, the aggregate outstanding principal amount of all Loans shall not exceed the Aggregate Commitments.]3

[signature page follows]

2  Insert bracketed language only if Borrower is making a request for a Borrowing on the Closing Date or pursuant to Section 2.15 of the Agreement (and not if Borrower is requesting only a conversion of Loans to another Type or a continuation of Eurodollar Rate Loans).

3  Include only in the case of a notice of Borrowing (and not for any conversion or continuation).

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
Name:
Title:

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF NOTE

___________

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                      (or its registered assigns) (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Loan made by the Lender to the Borrower under that certain Term Loan Agreement, dated as of December 6, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of the Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand in accordance with the terms of the Agreement, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the  Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[signature page follows]

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
Name:
Title:

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

_______________________

To:       Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of December 6, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, the Lenders, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Credit Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.         Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of [_______] (the “Statement Date”), together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraphs for fiscal quarter-end financial statements]

1.         Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of [_______] (the “Statement Date”). Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.         The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the Statement Date.

4.         As of the date hereof, the Debt Rating (if any) is ________.4

5.         A review of the activities of the Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties performed and observed all of their respective Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, no Default or Event of Default exists.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

[signature page follows]

4  Specify whether such Debt Rating is based on Borrower’s long-term unsecured debt rating or Borrower’s long-term corporate issuer rating.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _____________,_______.

ALEXANDRIA REAL ESTATE EQUITIES, INC., a
Maryland corporation

By:
Name:
Title:

For the Quarter/Year ended______________ (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 7.09(a) — Fixed Charge Coverage Ratio.

	A.	Adjusted EBITDA for the four quarter period ended on Statement Date:	$__________

	B.	Debt Service of the Borrower and its Subsidiaries for the four quarter period ended on Statement Date:	$_________

	C.	Preferred Distributions (other than redemptions) of the Borrower and its Subsidiaries during the four quarter period ended on Statement Date:	$_________

	D.	Line I.B. + Line I.C.:	$__________

	E.	Fixed Charge Coverage Ratio (Line I.A. ÷ Line I.D.):	____ : 1.00

	F.	Compliance Ratio:	>1.50:1.00

	G.	Covenant Compliance:	Yes __ No __

II.	Section 7.09(b) — Secured Debt Ratio.

	A.	Secured Debt of the Borrower and its Subsidiaries at Statement Date:	$__________

	B.	Adjusted Tangible Assets at Statement Date:	$_________

	C.	Secured Debt to Adjusted Tangible Assets (Line II.A. ÷ Line II.B.):	_________%

	D.	Compliance Ratio:	<40.0%
		For the four quarters ending subsequent to the consummation of a Material Acquisition[5]:	<45.0%

	E.	Covenant Compliance:	Yes __ No __

III.	Section 7.09(c) — Leverage Ratio.

	A.	Adjusted Total Indebtedness at Statement Date:	$__________

	B.	Adjusted Tangible Assets at Statement Date:	$__________

5  See Section 7.09(b)(ii) of the Credit Agreement.

	C.	Excluded Indebtedness deducted in connection with the determination of Adjusted Total Indebtedness at Statement Date:	$__________

	D.	Line III.B. - Line III.C.:	$_________

	E.	Line III.A. ÷ Line III.D.:	________%

	F.	Compliance Ratio:	<60.0%
		For the four quarters ending subsequent to the consummation of a Material Acquisition[6]:	<65.0%

	G.	Covenant Compliance:	Yes __ No __

IV.	Section 7.09(d) — Minimum Book Value.

	A.	Minimum Book Value at Statement Date:	$__________

	B.	50% of net issuance proceeds of all Equity Offerings from and after January 28, 2011 (excluding the amount of Exchange Proceeds):	$__________

	C.	$2,000,000,000 + Line IV.B.:	$__________

	D.	Compliance Ratio: Line IV.A. > Line IV.C.:

	E.	Covenant Compliance:	Yes __ No __

V.	Section 7.09(e) — Unsecured Interest Coverage Ratio.

	A.	aggregate Adjusted NOI from the Qualified Asset Pool Properties for the four fiscal quarter period ending on the Statement Date:	$__________

	B.	aggregate Interest Charges for the four quarter period ended on the Statement Date in respect of the unsecured Indebtedness of the Borrower and its Subsidiaries (other than Obligor Subsidiary Debt):	$__________

	C.	Line V.A. ÷ Line V.B.:	______:1.00

	D.	Compliance Ratio:	>1.75:1.00

	E.	Covenant Compliance:	Yes __ No __

VI.	Section 7.09(f) — Unsecured Leverage Ratio.

	A.	aggregate unsecured Adjusted Total Indebtedness of the Borrower and its Subsidiaries at Statement Date:	$__________

	B.	Obligor Subsidiary Debt:	$__________

6  See Section 7.09(c)(ii) of the Credit Agreement.

	C.	Adjusted Unencumbered Asset Value at Statement Date:	$__________

D.

amount of Excluded Indebtedness (other than Obligor Subsidiary Debt) deducted in connection with the determination of aggregate unsecured Adjusted Total Indebtedness of the Borrower and its Subsidiaries at Statement Date:

$__________

	E.	Line VI.A. - Line VI.B.	$__________

	F.	Line VI.C. — Line VI.D.	$__________

	G.	Unsecured Leverage Ratio (Line VI.E. ÷ Line VI.F.):	__________%

	H.	Compliance Ratio:	<60.0%
		For the four quarters ending subsequent to the consummation of a Material Acquisition[7]:	<65.0%

	I.	Covenant Compliance:	Yes __ No __

VII.	Section 7.04 — Restricted Payments.

	A.	Restricted Payments by Borrower for the four quarter period ended on the Statement Date:	$__________

	B.	Funds From Operations of Borrower and its Subsidiaries for the four quarter period ending on the Statement Date:	$__________

	C.	(Line VII.A. ÷ Line VII.B.):	_________%

	D.	Compliance Percentage:	<95%

	E.	Covenant Compliance:	Yes __ No __
☐ Compliance based on Line VII.D. percentage
☐ Compliance based on REIT Status or to avoid payment of federal or state income or excise tax

VIII.	Section 7.02(f) and (g) - Investments.

	A.	Development Investments at the Statement Date:	$__________

	B.	Undeveloped land without improvements at the Statement Date:	$__________

C.

Real Property (other than an improved real estate property used principally for office, manufacturing, warehouse, research, laboratory, health sciences or technology purposes (and appurtenant amenities) at the Statement Date:

$__________

7  See Section 7.09(f)(ii) of the Credit Agreement.

D.	Sum of Line VIII.A. + Line VIII.B. + Line VIII.C.:	$__________

E.	Adjusted Tangible Assets at the Statement Date:	$__________

F.	Line VIII.D. ÷ Line VIII.E.:	_________%

G.	Compliance Percentage:	<35%

H.	Covenant Compliance:	Yes __ No __

I.	Other non-Real Property Investments at the Statement Date (not otherwise permitted under Section 7.02):	$__________

J.	Line VIII.I. ÷ Line VIII.E.:	_________%

K.	Compliance Percentage:	<15%

L.	Covenant Compliance:	Yes __ No __

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]8 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]9 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]10 hereunder are several and not joint.]11  Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the term loan facility established by the Loan Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

__________________________

8  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

9  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

10  Select as appropriate.

11  Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: Alexandria Real Estate Equities, Inc., a Maryland corporation

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Loan Agreement.

5.

Loan Agreement:  Term Loan Agreement, dated as of December 6, 2011 among Alexandria Real Estate Equities, Inc., as the Borrower, Alexandria Real Estate Equities, L.P., as a Guarantor, the other Guarantors (if any) party thereto,  the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans	CUSIP Number
Term Loan	$	$	%

[7.	Trade Date: ]

Effective Date: _____________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to, if applicable, and Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Consented to, if applicable:

ALEXANDRIA REAL ESTATE EQUITIES, INC., a
Maryland corporation

By:
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

12.       Representations and Warranties.

12.1.    Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

12.2.    Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06 of the Loan Agreement (subject to such consents, if any, as may be required under Section 10.06 of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.05 thereof or delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

13.       Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

14.       General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [date], is by and between _______________, a _______________ [corporation], a Domestic Subsidiary that is a Wholly Owned Subsidiary (the “Subsidiary”), the Borrower (as hereinafter defined) and the Administrative Agent (as hereinafter defined) pursuant to that certain Term Loan Agreement, dated as of December 6, 2011 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Loan Agreement”), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership (“Operating Partnership”), the other guarantors (if any) party thereto (together with the Operating Partnership, collectively the “Guarantors” and individually a “Guarantor”), each lender from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms not otherwise defined herein are defined in the Loan Agreement.

The Borrower has, pursuant to Section 11.08 of the Loan Agreement, requested that the Subsidiary become a Guarantor.  Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1.                                     The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Loan Agreement and a “Guarantor” for all purposes of the Loan Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Loan Agreement.  The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Loan Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article XI of the Loan Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.

2.                                     The Subsidiary acknowledges and confirms that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto.

3.                                     The Borrower, on behalf of the Credit Parties, confirms that all of the Obligations under the Loan Agreement are, and upon the Subsidiary becoming a Guarantor shall continue to be, in full force and effect.

4.                                     The Borrower and the Subsidiary agree that at any time and from time to time, upon the written request of the Administrative Agent, each of the Borrower and the Subsidiary will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effectuate the purposes of this Agreement.

5.                                     This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6.                                     This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each of the Subsidiary and the Borrower has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

	[	]

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent for itself and the other Lenders

By:
Name:
Title:

Consented to:

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
Name:
Title:

EXHIBIT G

FORM OF LENDER JOINDER AGREEMENT

This LENDER JOINDER AGREEMENT (this “Agreement”), dated as of ___________ __, 20__ is entered into by and among Alexandria Real Estate Equities, Inc., a Maryland corporation (“Borrower”), ____________________________________ (the “Additional Lender”) and the Administrative Agent (as hereinafter defined) pursuant to that certain Term Loan Agreement, dated as of December 6, 2011 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Loan Agreement”), among the Borrower, Alexandria Real Estate Equities, L.P., a Delaware limited partnership (“Operating Partnership”), the other guarantors (if any) party thereto (together with the Operating Partnership, collectively the “Guarantors” and individually a “Guarantor”), each lender from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms not otherwise defined herein are defined in the Loan Agreement.

The Additional Lender desires to become a Lender pursuant to the terms of the Loan Agreement.

Accordingly, the Additional Lender hereby agrees as follows with the Administrative Agent and the Borrower (on behalf of the Credit Parties):

The Additional Lender hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Lender will be deemed to be a party to the Loan Agreement and a “Lender” for all purposes of the Loan Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender thereunder as fully as if it has executed the Loan Agreement and the other Loan Documents.  The Additional Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement and in the other Loan Documents which are binding upon the Lenders, including, without limitation all of the authorizations of the Lenders set forth in Article IX of the Loan Agreement.

The Administrative Agent confirms that all of the obligations of the other Lenders under the Loan Agreement are, and upon the Additional Lender becoming a Lender shall continue to be, in full force and effect.  The Administrative Agent further confirms that immediately upon execution of this Agreement by the parties hereto, that the Additional Lender shall become a Lender under the Loan Agreement.

The Additional Lender agrees (i) that, concurrently herewith, it will execute and deliver to the Administrative Agent the Bank of America Agent Questionnaire attached hereto as Schedule 1, and (ii) that, at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

The Additional Lender’s new interest shall be:

Credit Facility	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans for Additional Lender	Additional Lender’s Percentage of Aggregate Amount of Commitment/Loans
Loans	$	$	%

The Additional Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) from and after the date hereof, it shall be bound by the provisions of the Loan Agreement and, to the extent of its Applicable Percentage, shall have the rights and obligations of a Lender thereunder, (iii) it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision, and (iv) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement (including Section 3.01 thereof), duly completed and executed by the Additional Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Administrative Agent, the Borrower and the Additional Lender have caused this Agreement to be duly executed by their authorized officers, as of the day and year first above written.

[ ]

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent for itself and the other Lenders

By:
Name:
Title:

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
Name:
Title:

SCHEDULE 1

BANK OF AMERICA AGENT QUESTIONNAIRE

See attached.

Section 13

FAX ALONG WITH COMMITMENT LETTER TO:                       HENRY PENNELL

FAX #:                      214.290.9448

I.                 Borrower Name:                         Alexandria Real Estate Equities, Inc.

$ $600 MILLION                                                                                                    Type of Credit Facility  TERM LOAN

II.             Legal Name of Lender of Record for Signature Page:

•                  Signing Credit Agreement         _____ YES         _____NO

•                  Coming in via Assignment         _____ YES         _____NO

III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other – please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI.        Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s).  The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

		Primary	Secondary
	Credit Contact	Operations Contact	Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail Address:

Does Secondary Operations Contact need copy of notices?   ___YES   ___ NO

	Letter of Credit	Draft Documentation
	Contact	Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII.    Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)

VIII. Lender’s Fed Wire Payment Instructions:

Pay to:

(Bank Name)

(ABA #)	(City/State)

(Account #)	(Account Name)

(Attention)

IX.        Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):                                                                                                                                                                                             ___  ___  -  ___ ___ ___ ___ ___ ___

Tax Withholding Form Delivered to Bank of America*:

W-9

W-8BEN

W-8ECI

W-8EXP

W-8IMY

Tax  Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI.  It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  An original tax form must be submitted.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).  Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement.  Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

X. Bank of America Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Acct. # 1292000883
Attn: Corporate Credit Services
Ref: Alexandria Real Estate Equities, Inc.

EXHIBIT B

Revised Form of Compliance Certificate

(attached)

EXHIBIT B TO FIRST AMENDMENT

TO TERM LOAN AGREEMENT

EXHIBIT D TO AMENDED TERM LOAN AGREEMENT

REVISED FORM OF COMPLIANCE CERTIFICATE

_______________________

To:       Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of December 6, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, the Lenders, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Credit Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.         Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of [_______] (the “Statement Date”), together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraphs for fiscal quarter-end financial statements]

1.         Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of [_______] (the “Statement Date”). Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.         The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the Statement Date.

4.         As of the date hereof, the Debt Rating (if any) is ________.12

5.         A review of the activities of the Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties performed and observed all of their respective Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, no Default or Event of Default exists.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

[signature page follows]

___________________________

12  Specify whether such Debt Rating is based on Borrower’s long-term unsecured debt rating or Borrower’s long-term corporate issuer rating.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                    ,                                     .

ALEXANDRIA REAL ESTATE EQUITIES, INC., a
Maryland corporation

By:
Name:
Title:

For the Quarter/Year ended                                  (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 7.09(a) — Fixed Charge Coverage Ratio.

	A.	Adjusted EBITDA for the four quarter period ended on Statement Date:	$__________

	B.	Debt Service of the Borrower and its Subsidiaries for the four quarter period ended on Statement Date:	$_________

	C.	Preferred Distributions (other than redemptions) of the Borrower and its Subsidiaries during the four quarter period ended on Statement Date:	$_________

	D.	Line I.B. + Line I.C.:	$__________

	E.	Fixed Charge Coverage Ratio (Line I.A. ÷ Line I.D.):	____ : 1.00

	F.	Compliance Ratio:	>1.50:1.00

	G.	Covenant Compliance:	Yes __ No __

II.	Section 7.09(b) — Secured Debt Ratio.

	A.	Secured Debt of the Borrower and its Subsidiaries at Statement Date:	$__________

	B.	Adjusted Tangible Assets at Statement Date:	$_________

	C.	Secured Debt to Adjusted Tangible Assets (Line II.A. ÷ Line II.B.):	_________%

	D.	Compliance Ratio:	<40.0%
		For the four quarters ending subsequent to the consummation of a Material Acquisition[13]:	<45.0%

	E.	Covenant Compliance:	Yes __ No __

III.	Section 7.09(c) — Leverage Ratio.

	A.	Adjusted Total Indebtedness at Statement Date:	$__________

	B.	Adjusted Tangible Assets at Statement Date:	$__________

	C.	Excluded Indebtedness deducted in connection with the determination of

_____________________________

13  See Section 7.09(b)(ii) of the Credit Agreement.

		Adjusted Total Indebtedness at Statement Date:	$__________

	D.	Line III.B. - Line III.C.:	$_________

	E.	Line III.A. ÷ Line III.D.:	_________%

	F.	Compliance Ratio:	<60.0%
		For the four quarters ending subsequent to the consummation of a Material Acquisition[14]:	<65.0%

	G.	Covenant Compliance:	Yes __ No __

IV.	Section 7.09(d) — Minimum Book Value.

	A.	Minimum Book Value at Statement Date:	$__________

	B.	50% of net issuance proceeds of all Equity Offerings from and after January 28, 2011 (excluding the amount of Exchange Proceeds):	$__________

	C.	$2,000,000,000 + Line IV.B.:	$__________

	D.	Compliance Ratio: Line IV.A. > Line IV.C.:

	E.	Covenant Compliance:	Yes __ No __

V.	Section 7.09(e) — Unsecured Interest Coverage Ratio.

	A.	aggregate Adjusted NOI from the Qualified Asset Pool Properties for the four fiscal quarter period ending on the Statement Date:	$__________

	B.	aggregate Interest Charges for the four quarter period ended on the Statement Date in respect of the unsecured Indebtedness of the Borrower and its Subsidiaries (other than Obligor Subsidiary Debt):	$__________

	C.	Line V.A. ÷ Line V.B.:	______:1.00

	D.	Compliance Ratio:	>1.75:1.00

	E.	Covenant Compliance:	Yes __ No __

VI.	Section 7.09(f) — Unsecured Leverage Ratio.

	A.	aggregate unsecured Adjusted Total Indebtedness of the Borrower and its Subsidiaries at Statement Date:	$__________

	B.	Obligor Subsidiary Debt:	$__________

	C.	Adjusted Unencumbered Asset Value at Statement Date:	$__________

_________________________

14  See Section 7.09(c)(ii) of the Credit Agreement.

D.

amount of Excluded Indebtedness (other than Obligor Subsidiary Debt) deducted in connection with the determination of aggregate unsecured Adjusted Total Indebtedness of the Borrower and its Subsidiaries at Statement Date:

$__________

	E.	Line VI.A. - Line VI.B.	$__________

	F.	Line VI.C. – Line VI.D.	$__________

	G.	Unsecured Leverage Ratio (Line VI.E. ÷ Line VI.F.):	__________%

	H.	Compliance Ratio:	<60.0%
		For the four quarters ending subsequent to the consummation of a Material Acquisition[15]:	<65.0%

	I.	Covenant Compliance:	Yes __ No __

VII.	Section 7.04 — Restricted Payments.

	A.	Restricted Payments by Borrower for the four quarter period ended on the Statement Date:	$__________

	B.	Funds From Operations of Borrower and its Subsidiaries for the four quarter period ending on the Statement Date:	$__________

	C.	(Line VII.A. ÷ Line VII.B.):	_________%

	D.	Compliance Percentage:	<95%

	E.	Covenant Compliance:	Yes __ No __
☐ Compliance based on Line VII.D. percentage
☐ Compliance based on REIT Status or to avoid payment of federal or state income or excise tax

VIII.	Section 7.02(f) and (g) - Investments.

	A.	Development Investments at the Statement Date:	$__________

	B.	Undeveloped land without improvements at the Statement Date:	$__________

C.

Real Property (other than an improved real estate property used principally for office, manufacturing, warehouse, research, laboratory, health sciences or technology purposes (and appurtenant amenities) at the Statement Date:

$__________

	D.	Sum of Line VIII.A. + Line VIII.B. + Line VIII.C.:	$__________

	E.	Adjusted Tangible Assets at the Statement Date:	$__________

________________________

15  See Section 7.09(f)(ii) of the Credit Agreement.

F.	Line VIII.D. ÷ Line VIII.E.:	_________%

G.	Compliance Percentage:	<35%

H.	Covenant Compliance:	Yes __ No __

I.	Other non-Real Property Investments at the Statement Date (not otherwise permitted under Section 7.02):	$__________

J.	Line VIII.I. ÷ Line VIII.E.:	_________%

K.	Compliance Percentage:	<15%

L.	Covenant Compliance:	Yes __ No __